2022 ANNUAL MEETING
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Civitas Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2022
Dear Stockholder:
You are cordially invited to join us for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 1, 2022, at 12:00 noon (MDT). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CIVI2022.
We are excited to utilize the virtual stockholder meeting technology to provide expanded access as well as cost savings to our stockholders and the Company.
The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the Annual Meeting, including the election of eight directors; the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2022 fiscal year; and the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you participate in the Annual Meeting online, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the Internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.
The officers and directors of Civitas Resources appreciate and encourage stockholder participation. We look forward to your participation at the Annual Meeting.
Sincerely,
Benjamin Dell
Chair of the Board and Interim Chief Executive Officer

CIVITAS RESOURCES, INC.
555 17th Street
Suite 3700
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Civitas Resources, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Civitas Resources, Inc. (the “Company”) will be held on Wednesday, June 1, 2022, at 12:00 noon (MDT), as a virtual meeting (the “Annual Meeting”). You will be able to vote your shares and submit questions during the Annual Meeting via a live audio webcast at www.virtualshareholdermeeting.com/CIVI2022. The Annual Meeting is being held for the following purposes:
1)
To elect eight directors named in this proxy statement to our board of directors;

2)
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2022;

3)
To approve, on an advisory basis, the compensation of our named executive officers; and

4)
To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 14, 2022.
By Order of the Board of Directors,
Cyrus D. Marter IV
Secretary
Denver, Colorado
April 26, 2022
YOUR VOTE IS IMPORTANT
Please sign, date, and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the Internet, so that you may be represented at the Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

i

ii

CIVITAS RESOURCES, INC.
555 17th Street
Suite 3700
Denver, Colorado 80202
PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (the “Board”) of Civitas Resources, Inc. (“we,” “us,” “our,” “Civitas,” or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Wednesday, June 1, 2022, at 12:00 noon (MDT), as a virtual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 26, 2022. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time-to-time and to vote your shares at any adjournments or postponements of the Annual Meeting. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.
GENERAL INFORMATION
This year’s Annual Meeting will be held entirely online, which will be conducted through an audio webcast. You must be a Civitas stockholder as of the close of business on April 14, 2022 in order to participate in the Annual Meeting. Stockholders will be able to attend, vote their shares, and submit questions during the Annual Meeting via a live audio webcast available by visiting the following website, www.virtualshareholdermeeting.com/CIVI2022. To join the Annual Meeting, you will need the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting.
Our stockholder question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CIVI2022.
The Annual Meeting will begin promptly at 12:00 noon (MDT). Online check-in will begin at 11:50 a.m. MDT, and you should allow ample time for the online check-in procedures.
If you are a stockholder of record you may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must: (i) grant a new proxy bearing a later date (which automatically revokes your earlier proxy), (ii) provide written notice of the revocation to our Company’s Secretary at our principal office, which such written notice must be received prior to the Annual Meeting, (iii) submit your vote electronically through the Internet before it is voted at the Annual Meeting, (iv) call by telephone to the number provided in your proxy card after the grant of the proxy, or (v) attend the virtual Annual Meeting online and vote using your 16-digit Control Number. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting.
Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record.  If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and proxy

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materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote your shares during the Annual Meeting. The proxy materials include a proxy card for the Annual Meeting.
Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the Annual Meeting.
Quorum and Voting

Voting Stock.  The Company’s common stock, par value $0.01 per share (the “common stock”), is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.
Record Date.  The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 14, 2022. As of the record date, 84,941,558 shares of the Company’s common stock were outstanding and are entitled to be voted at the Annual Meeting.
Quorum and Adjournments.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.
If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
Vote Required.  The directors will be elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of the directors. The (i) ratification of the selection of the Company’s independent registered public accountants for 2022; and (ii) approval, on an advisory basis, of the compensation of the Company’s named executive officers will require the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote with respect to these matters. An automated system will tabulate the votes cast by proxy for the Annual Meeting, and the inspector of elections will tabulate votes cast in person at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (a “broker non-vote”).
Non-discretionary items include the election of directors, and approval, on an advisory basis, of the compensation of the Company’s named executive officers. For ratification of the selection of the Company’s independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the director election, subject to the Company’s Director Resignation Policy further described under “Proposal One—Election of Directors” below, or on the advisory vote on compensation of our named executive officers. For purposes of voting on the ratification of the selection of the Company’s independent registered public accountant for 2022, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.
Default Voting.  A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:
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FOR the election of the eight nominees for director;

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FOR the ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountant; and

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FOR the advisory vote to approve the compensation of our named executive officers.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of your proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

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DIRECTORS AND EXECUTIVE OFFICERS
After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal One — Election of Directors” below, the Board will be, and, as of the date of this proxy statement, the executive officers of the Company are:
Name	Age	Title
Benjamin Dell	45	Chair of the Board and Interim Chief Executive Officer
Morris R. Clark	54	Director
Carrie M. Fox	38	Director
Carrie L. Hudak	46	Director
Brian Steck	55	Director
James M. Trimble	73	Director
Howard A. Willard III	58	Director
Jeff E. Wojahn	59	Director
Brian D. Cain	41	Chief Sustainability Officer
Marianella Foschi	34	Chief Financial Officer
Sandra K. Garbiso	43	Chief Accounting Officer
Cyrus D. Marter IV	58	General Counsel and Secretary
Matthew R. Owens	35	Chief Operating Officer
Dean Tinsley	50	Senior Vice President of Operations
The members of the Board shall serve one-year terms. The Company’s bylaws provide that the directors shall be elected at the annual meeting of stockholders, and each director shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. The current terms of the directors will expire at the Annual Meeting.
Set forth below is biographical information about the Company’s nominees for director and the Company’s executive officers.
Benjamin Dell joined our Board as Chair on November 1, 2021, and was named Interim Chief Executive Officer on January 31, 2022. Mr. Dell served as Chair of the board of directors of Extraction Oil & Gas, Inc. (“Extraction”) from January 2021 through October 31, 2021. Mr. Dell is a Managing Partner of Kimmeridge, a private equity firm focused on unconventional oil and gas assets in the United States upstream energy sector. Prior to founding Kimmeridge in 2012, Mr. Dell was a Senior Equity Research Analyst for oil and gas exploration and production at Sanford C. Bernstein starting in 2003. Previously, Mr. Dell was in the M&A and finance group with British Petroleum (BP). Mr. Dell began his career at BP as an exploration and geophysicist across several of BP’s regional business units. He holds a degree in Earth Sciences from St. Peter’s College, Oxford. The Board has concluded that Mr. Dell is qualified to serve as a director because of his expertise in the oil and gas industry and extensive finance experience.
Morris R. Clark joined our Board on November 1, 2021, and serves as Chair of the Audit Committee. Mr. Clark served as a director of Extraction from January 2021 through October 31, 2021. Mr. Clark previously served as Vice President and Treasurer of Marathon Oil Corporation from 2014 to 2019 and Assistant Treasurer from 2007 to 2014. Following Mr. Clark’s retirement from Marathon in 2019, he continues to be involved with several community-based and educational organizations, with a focus on higher education and broadband accessibility in underserved communities. Prior to Marathon, Mr. Clark served as Senior Tax Counsel at Enron North America, as a Tax Attorney at the law firm of Bracewell & Patterson, and as a Senior Accountant with Touche Ross & Company. Mr. Clark also serves on the Board of Trustees for the University of St. Thomas in Houston, Texas. He holds a bachelor’s degree in Accounting from Southern University, a Juris Doctor from Tulane Law School, and a Master of Laws from New York University School of Law. The Board has concluded that Mr. Clark is qualified to serve as a director because of his financial expertise, including corporate finance, accounting and taxation, and years of executive management experience in the oil and gas industry.

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Carrie M. Fox joined our Board on November 1, 2021, and is a member of the Environmental, Social, and Governance (“ESG”) Committee and the Nominating and Corporate Governance Committee. Ms. Fox served as a director of Extraction from January 2021 through October 31, 2021. Ms. Fox is currently the President and Chief Executive Officer of Driltek Inc., a privately held global onshore and offshore upstream operations and decommissioning company. She founded Cygnet Resources, a real property investment company, in September 2020. Before Driltek Inc., Ms. Fox served as the Vice President of Business Development for California Resources Corporation from 2014 to 2020. Ms. Fox previously served in multiple positions for Occidental Petroleum, including Reservoir Management Team Leader, from 2012 to 2014, Manager of California State Government Affairs from 2010 to 2012, and as a Reservoir and Production Engineer from 2006 to 2010. Ms. Fox currently serves as a director of Rice Acquisition Corp. II, a publicly traded special purpose acquisition company focused on the energy transition sector, since June 2021. She holds a Bachelor of Science in Engineering from California Polytechnic State University. The Board has concluded that Ms. Fox is qualified to serve as a director because of her financial accounting experience and years of executive management experience in the oil and gas industry.
Carrie L. Hudak joined our Board in October 2019 and is the Chair of the ESG Committee and a member of the Audit Committee. Ms. Hudak served as Vice President of DJ Basin Development for Anadarko Petroleum Corporation, an oil and natural gas exploration and production company, from May 2017 to September 2019. Prior to that, Ms. Hudak served in various management positions at Anadarko, including General Manager of DJ Basin Development and Execution from March 2016 to May 2017, and Director, Rockies Business Development from November 2014 to March 2016. Ms. Hudak previously served the non-profit organization, Coloradoans for Responsible Energy Development, as its Chair from 2018 to 2019, and as a Board Member from 2017 to 2018. Ms. Hudak also served as Treasurer and Executive Board Member for the Colorado Oil and Gas Association from 2017 to 2019. Ms. Hudak received her Master’s Degree in Geology from Duke University and her Bachelor’s Degree in Geology from Miami University. Ms. Hudak’s extensive experience in the oil and gas industry, and particularly her work in the DJ Basin, has led the Board to conclude that she has the expertise necessary to serve as a director of the Company.
Brian Steck joined our Board in April 2017, and is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Steck served as a Partner, Senior Analyst at Mangrove Partners where he worked from 2011 through August 2020. Through early 2011, Mr. Steck managed The Laurel Capital Group, LLC, the general partner of a hedge fund he founded in 2009. From 2006 until 2008, Mr. Steck was Head of US Equities at Tisbury Capital where he built and managed a team focused on event- and fundamentally-driven investment opportunities. From 2000 until 2005, Mr. Steck was a partner at K Capital where he focused on European and U.S. opportunities that included special situations, merger arbitrage, deep value and shareholder activism. Prior to K Capital, Mr. Steck spent 10 years at UBS and its predecessors Swiss Bank Corporation and O’Connor & Associates, where he focused on equity derivative trading and risk management, built equity derivative and event-driven client businesses and was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck is currently a member of the board of Chesapeake Energy Corporation and previously served on the boards of Penn Virginia Corporation (n/k/a Ranger Oil Corporation) and California Resources Corporation. Mr. Steck received a Bachelor of Science, with highest honors, from University of Illinois at Urban Champaign. The Board has concluded that Mr. Steck is qualified to serve as a director because of his extensive experience as a financial analyst and experience as a director of other public companies.
James M. Trimble joined our Board on November 1, 2021, and serves as a member of the Audit Committee and the ESG Committee. Mr. Trimble served on the board of Crestone Peak Resources, a private E&P company, from 2016 through October 31, 2021, and served as its Chair beginning in 2018. He was previously the Interim Chief Executive Officer and President of Stone Energy Corporation from 2017 to 2018. Mr. Trimble was President and Chief Executive Officer of PDC Energy, Inc. (“PDC”) from 2011 to 2015. Prior to PDC, he founded and also led several oil and gas companies focused primarily on drilling in Texas, Louisiana and Oklahoma. In addition, Mr. Trimble served as the Senior Vice President of Exploration and Production for Cabot Oil and Gas for 17 years. Mr. Trimble holds a Bachelor of Science in Petroleum Engineering from Mississippi State University. He is a registered Professional Engineer in the State of Texas. He is active and has served on the board of several professional organizations including the Independent Oil and Gas Association of Pennsylvania, the Independent Oil and Gas Association of West Virginia, the Independent Petroleum Association of America, the American Petroleum Institute, the Society of Petroleum

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Engineers and the Texas Independent Producers & Royalty Owners Association. He is an honorably discharged Officer from the United States Army after serving 10 years of active and reserve duties. Mr. Trimble has served on the Board of Directors for Callon Petroleum Corporation since March 2012, Stone Energy from March 2017 to May 2018 when it merged with Talos Energy, and on the Talos Energy board until May 2021. The Board has concluded that Mr. Trimble is qualified to serve as a director because of his expertise in petroleum engineering and experience serving as chief executive officer and director of other public and private oil and gas companies.
Howard A. Willard III joined our Board on November 1, 2021, and is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Willard was the Chairman and Chief Executive Officer of Altria Group, Inc. from May 2018 to April 2020. Previously, Mr. Willard was Altria’s Executive Vice President and Chief Operating Officer from March 2015 to May 2018, and the Executive Vice President and Chief Financial Officer from January 2011 to February 2015. Mr. Willard joined Altria in 1992 as Assistant Controller and progressed through a series of more senior positions. Prior to Altria Group Mr. Willard worked at Salomon Brothers and Bain & Co. Mr. Willard also served as board member of SABMiller plc from 2009 to July 2015. He holds a Bachelor of Arts from Colgate University and a Master of Business Administration from the University of Chicago. The Board has concluded that Mr. Willard is qualified to serve as a director because of his significant experience in large public company senior management and board roles.
Jeff E. Wojahn joined our Board on November 1, 2021, and is a member of the Audit Committee and the Compensation Committee. From November 2014 through October 31, 2021, Mr. Wojahn served as a director of Bonanza Creek, the Company’s predecessor. Mr. Wojahn served as Executive Vice President of Encana Corporation, an oil and natural gas E&P company, from 2003 to 2013, and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He has served as the Executive Chairman of MiddleFork Energy Partners since March 2017 and served as a Strategic Advisory Board member for Morgan Stanley Energy Partners from October 2014 until April 2017. Mr. Wojahn serves on the board of directors of Ranger Oil Corporation. He received his B.S. in Geophysics from the University of Calgary in 1985. Mr. Wojahn’s extensive experience of over 30 years in the oil and gas industry and his significant operational and development experience as an executive of other oil and gas companies has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.
Brian D. Cain was named the Company’s Chief Sustainability Officer on November 1, 2021. From April 2017 through October 31, 2021, Mr. Cain served as Vice President of External Affairs and ESG Policy for Extraction, where he oversaw Extraction’s peer-leading ESG program, directed government and community relations, and served as company spokesperson. Prior to joining Extraction in 2017, Mr. Cain served as Vice President, Energy Practice, for Hill & Knowlton Strategies from 2014-2017, where he advised leading energy companies on public policy issues, media and crisis strategy. Mr. Cain had previously served in global spokesperson and policy issues advocacy roles for Anadarko Petroleum and Chevron Phillips. He holds a bachelor’s degree from Texas A&M University and an MBA from Tulane University. In 2019, Mr. Cain was recognized as a Denver Business Journal 40 Under 40 winner.
Marianella Foschi has served as Chief Financial Officer for the Company since November 1, 2021. Ms. Foschi served as Chief Financial Officer for Extraction from January 2021 through October 31, 2021, and was Extraction’s Vice President, Finance from September 2019 to January 2021. She previously served as Director of Finance at Extraction from May 2015 until September 2019. Prior to joining Extraction, from 2012 to 2015 Ms. Foschi was an Associate at The Blackstone Group in Houston, Texas, focused on mezzanine debt and equity investments across the energy sector. While at The Blackstone Group, Ms. Foschi was responsible for investing $1.5 billion of private capital in the energy sector. From 2010 to 2012, Ms. Foschi was an energy investment banker at Credit Suisse where she developed her expertise in debt, equity and advisory assignments for exploration and production, midstream and oilfield services companies. Ms. Foschi holds a Bachelor in Business Administration (Finance) and a Bachelor of Arts in Economics, both from the University of Texas.
Sandra K. Garbiso has served as Chief Accounting Officer for the Company since November 2017. Ms. Garbiso joined the Company in 2014, and served as Controller from June 2016 through November 2017.

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Prior to joining the Company, Ms. Garbiso was the Controller at Republic Financial Corporation from January 2013 to January 2014, and was the Financial Reporting Manager at SM Energy Company from December 2007 to December 2012. Ms. Garbiso has an accounting degree from the University of Northern Colorado.
Cyrus “Skip” Marter has served as General Counsel and Secretary of the Company since November 1, 2021. He served as Executive Vice President, General Counsel and Secretary from November 2018 through October 31, 2021, as Senior Vice President, General Counsel and Secretary from October 2016 through November 2018, and for the six months prior to October 2016, he assisted the Company on a seconded basis while with the Denver law firm of Davis Graham & Stubbs LLP. Mr. Marter previously served as Forest Oil Corporation’s General Counsel for nine years, and headed the U.S. legal group at Encana. He began his legal career in 1990 at the Houston law firm of Susman Godfrey LLP and was a partner at the firm from 1996 to 2002. Mr. Marter holds a Bachelor of Science in Petroleum Engineering from Texas A&M University and a law degree from the University of Texas School of Law.
Matthew Owens has served as Chief Operating Officer for the Company since November 1, 2021. Mr. Owens was a founder of Extraction and served as its President and Chief Operating Officer from January 2021 through October 31, 2021. He was Extraction’s President and Chief Executive Officer from February 2020 to January 2021. From Extraction’s formation in October 2016 until April 2019, he served as Extraction’s President and from April 2019 to March 2020 he served as Extraction’s Acting Chief Executive Officer. Mr. Owens was also a member of Extraction’s board of directors from its formation in October 2016 until January 2021. Mr. Owens has also served as a director of Triple Crown Resources, LLC, a private producer in the Midland Basin, since April 2017. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, and from 2010-2012, Mr. Owens worked as Operations Engineer at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, leading the horizontal completion and production activities in the Wattenberg Field. Mr. Owens holds a Bachelor of Science degree in petroleum engineering from the Colorado School of Mines.
Dean Tinsley has served as the Company’s Senior Vice President of Operations since November 1, 2021. Mr. Tinsley served as Senior Vice President, Operations of the Company’s predecessor, Bonanza Creek, from November 2017 through October 31, 2021. Prior to joining Bonanza Creek, Mr. Tinsley served as Director of Operations for WPX Energy in the Marcellus Region. He has more than 26 years of progressive experience in exploration and production management, operations and engineering and holds a Bachelor of Science in Engineering from Colorado School of Mines and a Master of Business Administration from Colorado State University.

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CORPORATE GOVERNANCE
Our Company

Civitas Resources, Inc. is an independent Denver-based exploration and production company focused on the acquisition, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region, primarily in the Wattenberg Field of the Denver-Julesburg Basin (the “DJ Basin”) of Colorado. At year-end 2021, the Company had approximately 481,500 net acres of large, contiguous acreage blocks in some of the most productive areas of the DJ Basin. The DJ Basin is one of the premier oil and natural gas resource plays in the United States, benefiting from a low cost structure, mature infrastructure, strong production efficiencies, multiple producing horizons, multiple service providers, established reserves, and prospective drilling opportunities, which helps facilitate predictable production and reserve growth.
Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:
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Process for Director Selections;

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Qualifications and Responsibilities of Directors;

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Committees of the Board;

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Director Access to Management and Independent Advisors;

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Director Compensation;

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Director Orientation and Continuing Education;

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Chief Executive Officer Evaluation and Management Succession;

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Annual Performance Evaluations;

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The Company’s Code of Business Conduct and Ethics;

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Term Limits for Directors; and

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Changed Circumstances of the Company’s Directors.

Our Corporate Governance Guidelines, including a copy of the current “Code of Business Conduct and Ethics,” are posted on the Governance section of our website at www.civitasresources.com. Our Corporate Governance Guidelines are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.
The New York Stock Exchange (the “NYSE”) has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership

Historically, the roles of Board Chair and CEO have been separated, and the Company has had different persons serving in these positions. We believe this leadership structure permits the Chief Executive Officer to focus their attention on managing our business, and allows the Chair to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs.
From April 2018 until his departure on January 31, 2022, Eric Greager served as President and Chief Executive Officer, and the Company had a separate, independent Board Chair. Upon Mr. Greager’s departure, Benjamin Dell was appointed as the Company’s Interim Chief Executive Officer and retained his position as Chair, thus combining the roles of Chief Executive Officer and Chair on an interim basis. The Company intends to resume the separation of these roles upon the appointment of the next Chief Executive

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Officer. The Board is actively engaged in the search for a new Chief Executive Officer, and we expect that Mr. Dell’s service as Interim Chief Executive Officer will be reasonably short in duration.
Communications with the Board

Stockholders or other interested parties can contact any director (including the Chair of the Board), any committee of the Board, or our independent directors as a group, by writing to them at 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee.
Director Independence

The Company’s standards for determining director independence require the assessment of our directors’ independence each year, and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each independent director and each independent nominee for director under the Company’s Corporate Governance Guidelines and the independence standards of the NYSE, and has determined that Mses. Fox and Hudak and Messrs. Clark, Steck, Trimble, Willard and Wojahn are independent. As the Company’s Interim Chief Executive Officer, Mr. Dell is not currently considered an independent director. We have made the determination that all members of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent, thus satisfying NYSE listing standards.
Director Qualifications

Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education, or public service; should possess the requisite intelligence, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism, and intense dedication to serving the interests of the Company’s stockholders. Our Corporate Governance Guidelines limit the number of boards on which a director may sit to no more than four other public company boards in the absence of obtaining the Board’s prior approval. The following are our desired qualifications, experience, and skills for Board members, which are important to the Company’s business and its future:
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Leadership Experience — The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. The directors should demonstrate practical management experience, skills for managing change, and deep knowledge of industries, geographies and risk management strategies relevant to the Company. They should have experience in identifying and developing the Company’s current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

•
Finance Experience — The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an “audit committee financial expert” as defined in the SEC’s rules.

•
Industry Experience — The Company seeks directors who have relevant oil and gas industry experience.

•
Diversity of Backgrounds — Although the Board has not established any formal diversity policy to be used to identify director nominees, it is committed to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills, and experiences. When assessing a

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Board candidate’s background, skills, and experiences, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate’s ethnic status, gender, professional, cultural, political, and geographic background.
Independent Director Share Ownership Requirements

In the past, our independent directors have been subject to our Stock Ownership Policy, which required that each holds shares of the Company’s stock with a fair market value equal to five times such independent director’s annual cash retainer (subject to a defined period of allowable time in which to reach this ownership level). Effective November 1, 2021, the independent directors’ annual cash retainer was reduced to zero, and their equity award program was restructured. Further, for so long as they remain Civitas independent directors, all independent directors are now required to retain ownership of all Civitas shares that they receive as a result of their future equity awards as well as the equity awards they received under the predecessor director compensation plans at Bonanza Creek Energy, Inc., Extraction Oil & Gas, Inc., and Crestone Peak Resources.
As a result of these changes, which increased the directors’ stock ownership requirements from what they had been previously, the independent directors were removed from the scope of our Stock Ownership Policy.
Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits all directors, officers of the level of Vice President and above, and certain key employees in accounting, legal, and other departments (collectively, “Insiders”) from engaging in short-term trading involving Company stock in the absence of the Company’s advance approval. Our Insider Trading Policy further prohibits options trading, short sales, trading on margin, hedging, and the buying or selling of puts or calls with respect to the Company’s securities, without advance approval.
Our Stock Ownership Policy prohibits the Company’s executive officers (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) from pledging as collateral for a loan any of the Company’s common stock that they own or have a right to receive.
Oversight of Risk Management

While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face.
Historically, the offices of Chair of the Board and the Chief Executive Officer have been separated. We believe that the separation of these roles facilitates communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.
Currently, on an interim basis, the roles of Chair and Chief Executive Officer have been combined until the new, permanent Chief Executive Officer has been selected.
Except as discussed below, the Board oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board:
•
provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review, and mitigate the Company’s exposure to such risks;

•
along with the Company’s Audit Committee, reviews the Company’s commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company’s hedging policy; and

CIVITAS RESOURCES, INC. 2022 Proxy Statement	10

•
reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as commodity price risk and the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects.
The Company’s Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and reports its significant findings to the full Board.
Plurality Voting for Directors; Director Resignation Policy

The Company’s bylaws provide for the election of directors by a plurality of the votes cast. This means that the eight individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.
On November 12, 2018, the Board adopted a Director Resignation Policy, which was updated on November 1, 2021 (the “Resignation Policy”). The Resignation Policy provides that each nominee to the Board shall submit a contingent resignation to the chair of the Nominating and Corporate Governance Committee that will become effective only if (i) such director-nominee receives a greater number of “withhold” votes than votes “for” his or her election (a “Majority Withheld Vote”) and (ii) the Board accepts the resignation.
The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and make a recommendation to the Board as to whether the resignation should be accepted. In making this recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, (1) the stated reasons for the Majority Withheld Vote; (2) the qualifications of the director; (3) the overall composition of the Board and whether accepting the resignation would cause the Company to violate any applicable rule or regulation; and (4) whether accepting the resignation would be in the best interests of the Company and its stockholders. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. Following the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.
Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall give written notice to the Nominating and Corporate Governance Committee, specifying the details, as soon as feasible. Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall also proffer his or her resignation to the Board. The Board, through the Nominating and Corporate Governance Committee, shall review the matter in order to evaluate the continued appropriateness of such director’s membership on the Board and each applicable Board committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation. Following the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.
While this summary reflects the current terms of the Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Resignation Policy is published on our website, www.civitasresources.com, under “Corporate Governance,” and is also available by written request to Civitas Resources, Inc., Investor Relations, 555 17th Street, Suite 3700, Denver, Colorado 80202.
Meetings and Committees of Directors

During 2021, the Board held twenty-one (21) meetings, including regularly scheduled and special meetings. Our independent directors routinely meet in executive session immediately before or after each

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meeting of the Board. During 2021, each of our current directors attended at least 85% of the aggregate of all meetings of the Board and the standing committees of the Board on which they serve.
The following table identifies the current members of each committee and sets forth the number of meetings held in 2021:
Name of Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	ESG Committee
Independent Directors
Morris R. Clark
Carrie M. Fox
Carrie L. Hudak
Brian Steck
James M. Trimble
Howard A. Willard III
Jeff E. Wojahn
Inside Director
Benjamin Dell
Number of Meetings in 2021	5	7	4	3
Legend
Board Chair
Committee Chair
Member
Financial Expert
Effective October 31, 2021, the Board adopted resolutions appointing the Chair of the Board and the membership and leadership of the Board’s committees, with all such changes being subject to and coincident with the closing of the merger with Extraction Oil & Gas, Inc. and the acquisition of CPPIB Crestone Peak Resources America Inc.
Each standing committee has adopted a formal charter detailing such committee’s duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company’s website, www.civitasresources.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.
Audit Committee

The current members of the Audit Committee are Mr. Clark, Chair, Messrs. Trimble and Wojahn and Ms. Hudak. The Audit Committee met five times in 2021.
Our Board has determined all four members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that Mr. Clark qualifies as an “audit committee financial expert” as defined in SEC regulations. The Audit Committee oversees, reviews,

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acts on, and reports on various auditing and accounting matters to our Board, including: the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants, and our accounting and reporting practices and processes. The Audit Committee also has oversight of the Company’s estimates of proved oil and gas reserves, and the Company’s independent reserve engineers’ qualifications, independence, and performance. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee’s charter. The Audit Committee may delegate any responsibilities of the Audit Committee to individual members of the Audit Committee. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company’s assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein.
Compensation Committee

The current members of the Compensation Committee are Mr. Willard, Chair, and Messrs. Steck and Wojahn. The Compensation Committee met seven times in 2021.
The Compensation Committee recommends to the independent directors of the Board for their approval the total compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance in light of goals and objectives set and approved by the Compensation Committee, the Nominating and Corporate Governance Committee, and the full Board. The Chief Executive Officer makes compensation recommendations to the Compensation Committee for all other executive officers, including salary and annual cash and equity compensation. The Compensation Committee then reviews such recommendations and determines whether to approve them. The Compensation Committee also oversees our compensation and benefit plans; stockholder proposals relating to executive compensation; our human resources management, strategies and initiatives; the implementation of our Recoupment Policy; and reviews and considers the results of our Say on Pay Votes, and recommends related responses, if any, to the Board. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee’s charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chair between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chair may determine. The Compensation Committee is responsible for the oversight of the Company’s management succession planning. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Discussion and Analysis” section and the “Compensation Committee Report” included herein.
Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Steck, Chair, Ms. Fox, and Mr. Willard. The Nominating and Corporate Governance Committee met four times in 2021.
The Nominating and Corporate Governance Committee identifies, evaluates, and recommends qualified nominees to serve on our Board and develops and oversees our internal corporate governance processes. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company’s Chief Executive Officer’s performance and coordinating the annual evaluation of the Chief Executive Officer’s performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority

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of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the “Other Matters — Stockholder Proposals; Identification of Director Candidates” section included herein.
ESG Committee

The members of the ESG Committee are Ms. Hudak, Chair, Ms. Fox, and Messrs. Dell and Trimble. The ESG Committee met three times in 2021.
The ESG Committee was created in February 2021, and replaces the former EHS&RC and Reserves Committee. The ESG Committee continues to assist our Board in fulfilling our responsibilities to provide global oversight and support of the Company’s environmental, health, safety, and regulatory compliance policies, programs and initiatives. In carrying out these responsibilities, the Committee reviews the status of our health, safety, and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. In addition, the ESG Committee is responsible for the oversight and support of the Company’s environmental, social, and social governance commitments, functions, and responsibilities. In carrying out these responsibilities, the Committee monitors (i) the Company’s general strategy relating to ESG matters, including corporate social responsibility; social governance, including the Company’s policies and practices promoting diversity, inclusion, and human and workplace rights; sustainability; and other public policy matters, (ii) communications with employees, investors, and other stakeholders of the Company relating to ESG matters, and (iii) developments relating to, and improving the Company’s understanding of, ESG matters. The Committee is also responsible for the oversight of the Company’s five-year capital development program and the Company’s ability to develop its proved undeveloped reserves in a timely manner.
Attendance at Annual Meetings

The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors who were serving at the time of the 2021 Annual Meeting of Stockholders attended the Annual Meeting. We anticipate that all of our directors will attend the 2022 Annual Meeting.

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COMMITMENT TO ESG
Civitas is focused on exceptional performance in managing ESG issues, with a goal of mitigating risks while benefiting our stakeholders and the communities where we operate. Utilizing an aggressive operational emissions-reduction program coupled with multi-year investment in certified emissions credits to offset residual emissions, we believe Civitas is Colorado’s first carbon neutral operator on both a Scope 1 and Scope 2 basis, meaning that Civitas is at net-zero balance between emitting and absorbing carbon from the atmosphere. Any carbon dioxide released into the atmosphere as a result of Civitas operations has been balanced by an equivalent amount of carbon dioxide being removed. This is achieved via both internal reductions of greenhouse gas emissions and through the purchase of carbon offsets and renewable energy credits.
Additional planned projects include electric vehicle fleet conversion beginning in 2022, community solar development, installation of electric vehicle charging stations, as well as an ongoing responsibly sourced gas partnership with Xcel Energy, and partnerships with the Payne Institute, which we believe will solidify Civitas as a responsible steward of the energy transition. Civitas’ Board also has a dedicated ESG Committee that is responsible for overseeing and supporting the Company’s commitment to environmental, health, and safety, social responsibility, sustainability, and other public policy matters relevant to the Company. The ESG Committee assists senior management in setting the Company’s general strategy relating to ESG matters and in developing, implementing, and monitoring initiatives and policies based on that strategy.
We have published our Civitas 2020 ESG Scorecard, which includes ESG disclosures in accordance with the Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosures (“TCFD”) as well as the American Exploration and Production Council (“AXPC”) ESG Metrics Framework, an industry reporting framework for addressing industry-specific issues. We anticipate publishing our 2021 Sustainability Report in the second quarter of 2022.
We encourage you to visit the “Sustainability” tab on our website at www.civitasresources.com, where you can find our 2020 Civitas ESG Scorecard and learn more about our commitment to sustainability, safety, community, and good governance. The information on our website, including our 2020 Civitas ESG Scorecard, is not incorporated by reference or otherwise made part of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.
Executive Summary

The following individuals are referred to as the “named executive officers” for fiscal year 2021 and are included in the Summary Compensation Table:
Named Executive Officers as of December 31, 2021
•
Eric T. Greager, President and Chief Executive Officer

•
Brant H. DeMuth, former Executive Vice President and Chief Financial Officer (former principal financial officer)

•
Marianella Foschi, Chief Financial Officer (principal financial officer)

•
Cyrus “Skip” Marter, General Counsel and Secretary

•
Dean Tinsley, Senior Vice President, Operations

•
Sandra K. Garbiso, Chief Accounting Officer and Treasurer

Introduction

The information presented in this CD&A focuses on our fiscal year 2021; however, we also describe compensation actions taken before or after fiscal year 2021 to the extent such discussion enhances the understanding of our executive compensation disclosure.
Significant Developments in 2021
2021 was a transformational year for Civitas. On April 1, 2021, Civitas completed its acquisition of HighPoint Resources Corporation, a Delaware corporation (“HighPoint”) pursuant to the terms of the related Agreement and Plan of Merger (the “HighPoint Merger”). On November 1, 2021, Civitas completed its merger with Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”), pursuant to the terms of the related Agreement and Plan of Merger (the “Extraction Merger”) and its acquisition of CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”), pursuant to the terms of the related Agreement and Plan of Merger (the “Crestone Peak Merger”). These mergers positioned Civitas as the largest pure-play DJ Basin producer and created a combined business with peer-leading scale that allow us to maximize our unique competitive strengths and maintain low costs. Civitas’ 2022 budget includes lease operating expenses and recurring cash general and administrative costs per Boe that are more than 30% lower than that of the nine months ended September 30, 2021, highlighting the anticipated benefits of consolidation. The mergers in 2021, along with the Company’s drilling and completion activity in 2021, drove an increase to our sales volumes of approximately 364% when comparing the fourth quarters of 2021 and 2020.

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Civitas continued its evolution in the first quarter of 2022, with its March 1, 2022 acquisition of Bison Oil & Gas II, LLC.
The Company’s low-cost operating model, combined with its high-quality asset base and fortress balance sheet is expected to allow Civitas to deliver significant value to stakeholders.
In May 2021, the Company announced that the Board of Directors (the “Board”) established an annual fixed cash dividend of $1.40 per share, to be declared and paid on a quarterly basis. Upon the closing of the Extraction and Crestone Peak mergers, the annual fixed cash dividend was increased to $1.85 per share. Finally, in February 2022, the Board approved the initiation of a quarterly variable cash dividend equal to 50% of free cash flow after the fixed cash dividend for the preceding twelve-month period and pro forma for all acquisition and divestiture activity, assuming pro forma compliance with certain leverage targets. The Company’s inaugural quarterly variable cash dividend has been declared at $0.75 per share and was paid in combination with the fixed cash dividend on March 30, 2022 to stockholders of record on March 18, 2022. The total quarterly dividend of $1.2125 per share equates to a 10% annualized dividend yield based on the share price as of February 28, 2022, which we believe is one of the highest yields in the sector.
In conjunction with the closing of the Extraction Merger and the Crestone Peak Merger, the Company made significant changes to its executive officer group. Effective November 1, 2021, Marianella Foschi, the Chief Financial Officer of Extraction, replaced Brant DeMuth as the Company’s Chief Financial Officer. As a result of the termination of his employment, Mr. DeMuth received severance benefits pursuant to and consistent with the terms of the Company’s Seventh Amended and Restated Executive Change in Control and Severance Plan (the “Seventh A&R Severance Plan”). Further, effective January 31, 2022, Eric Greager, the Company’s Chief Executive Officer, stepped down. Benjamin Dell, the Chair of our Board of Directors, was appointed as Interim Chief Executive Officer while the Company conducts a search process to select a new permanent Chief Executive Officer. As a result of the termination of his employment, Mr. Greager received severance benefits pursuant to and consistent with the terms of the Eighth Amended and Restated Executive Change in Control and Severance Plan (the “Eighth A&R Severance Plan” and together with the Seventh A&R Severance Plan, the “Severance Plans”). Mr. Dell is not receiving any compensation for serving as Interim Chief Executive Officer.
For the details of the severance benefits that Messrs. Greager and DeMuth received, please see the section below entitled “Potential Payments Upon Termination and Change in Control.”
2021 Financial and Operational Results
Our 2021 financial and operational results include:
•
Crude oil equivalent sales volumes increased 121% for the year ended December 31, 2021 when compared to the same period during 2020 primarily due to the HighPoint, Extraction, and Crestone Peak mergers;

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•
General and administrative expense per Boe decreased by 16% for the year ended December 31, 2021 when compared to the same period during 2020;

•
Borrowings under our Credit Facility were reduced by $155.0 million to zero during the year ended December 31, 2021 from the $155.0 million borrowed at the closing of the HighPoint Merger to pay down the HighPoint credit facility;

•
Total liquidity was $1.2 billion at December 31, 2021, consisting of cash on hand plus funds available under our Credit Facility, after giving effect to an aggregate of $21.7 million of undrawn letters of credit;

•
Cash dividends of $60.8 million, or $1.16 per share, declared and paid during the year ended December 31, 2021;

•
Cash flows provided by operating activities for the year ended December 31, 2021 were $274.6 million, as compared to cash flows provided by operating activities of $158.8 million during the year ended December 31, 2020;

•
Proved reserves of 397.7 MMBoe as of December 31, 2021 increased by 236% when compared to proved reserves as of December 31, 2020; and

•
Capital expenditures, inclusive of accruals, were $299.4 million during the year ended December 31, 2021, which was within guidance.

Business Strategies and 2022 Outlook
The Company’s primary objective is to maximize shareholder returns by responsibly developing our oil and natural gas resources. Key aspects of our strategy include:
•
Multi-well pad development across our leasehold.   We believe horizontal development is the most efficient, environmentally responsible, and safest way to recover the hydrocarbons located within our leasehold. We continuously evaluate completion designs to increase well productivity and apply a multivariate regression analysis with the objective of optimizing economic returns. Petrophysical, geological, and geophysical analysis is used in conjunction with spacing evaluations and individualized well designs to increase value of each spacing unit.

•
Continuous safety improvement and strict adherence to health and safety regulations.   Our goal is to utilize industry best practices to meet or exceed regulatory requirements and consistently engage stakeholders in our development planning and operations. We strive to maintain a safe workplace for our employees and contractors at all times. Specifically, during 2021, we maintained a meaningful safety track record as evidenced by a low total recordable incident rate of 0.17 for the year ended December 31, 2021.

•
Environmental stewardship.   We believe we are the first carbon neutral operator in Colorado on both a Scope 1 and Scope 2 basis. We constantly strive to control and reduce emissions and seek to comply with all applicable air quality and other environmental rules and regulations. We seek to employ industry-leading best practices, including electric drilling rigs and pipeline gathering and takeaway as well as vapor recovery and leak detection equipment where feasible and appropriate. Additionally, we work closely with our service providers to help ensure they stay in compliance with environmental regulations when operating on our behalf.

•
Disciplined approach to acquisitions and divestitures and capital allocation.   Opportunities are evaluated primarily in the context of maintaining development flexibility, significant free cash flow, and a strong financial profile. We pursue value-accretive acquisitions and strive to maximize scale while minimizing financial and operational risk.

•
Prudent risk management.   We believe that a healthy balance sheet, focus on cost control, and minimizing long-term commitments are critical to controlling risk. A low debt profile and judicious use of hedging practices help reduce cash flow volatility. We believe we have one of the lowest cost structures in the basin. Continually striving to be a cost-efficient operator and maintaining a flexible capital spending program enable us to respond to changing market conditions.

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Features of Our Compensation Program in 2021
We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the long-term performance of our stock while acknowledging and fostering the unique qualifications, skills, experience, and responsibilities of each individual. As part of the transformative nature of the events of 2021, we have made significant changes to our compensation program, with those changes coming into effect on November 1, 2021, when we closed on our mergers with Extraction and Crestone Peak. Specifically, on a go-forward basis, we removed our executive officers from eligibility under our Short Term Incentive Program (“STIP”), increased their base salaries to make up a portion of the reduction in cash compensation attributable to that removal, and restructured their Long Term Incentive Plan (“LTIP”) awards to be weighted (i) 50 percent in the form of performance stock units (“PSUs”) tied to absolute total shareholder return (“TSR”), (ii) 25 percent in the form of PSUs tied to relative TSR, and (iii) 25 percent in the form of time-based restricted stock units (“RSUs”). (The Company’s prior use of return on capital employed (“ROCE”) as a PSU metric was discontinued starting with the 2021 LTIP awards.) These changes were designed to increase the alignment of our executive officers’ interests with those of our stockholders.
Ms. Garbiso and Messrs. Greager, Marter, and Tinsley participated in the 2021 STIP, but their bonuses were prorated downward to reflect that their participation was only for the first ten months of 2021. None of these individuals will participate in the Company’s 2022 STIP. As a former executive officer of Extraction, Ms. Foschi was already ineligible to participate in the 2021 STIP, and that ineligibility did not change.
Key features of our 2021 compensation program include:
Practices that We Engaged in or Allowed in 2021

Pay for Performance — Total compensation of our named executive officers was substantially weighted toward performance-based pay. (This weighting has only increased as a result of the changes implemented on November 1, 2021, described above.) Our short-term cash incentive awards, which were fully at-risk, were based on the Company’s performance during 2021, taking into account the transformative nature of that performance. Further, seventy-five percent of our long-term incentive awards granted to our named executive officers in 2021 are tied to three-year absolute and relative total shareholder return and are fully at-risk.

External Benchmarking — Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.

Mitigation of Undue Risk — We conduct a risk assessment periodically to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

Robust Stock Ownership — We have adopted a robust stock ownership policy for our named executive officers that also prohibit them from pledging or hedging Company common stock.
Minimum Vesting — Our annual equity awards provided for full vesting to occur over a minimum period of three years, except in limited circumstances involving certain terminations of employment.

Double-Trigger Equity Acceleration upon a Change in Control — Under our Severance Plans, vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated without cause or resigns for good reason within 12 months following a change in control.

Independent Compensation Consultant — We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.
Focus on Total Compensation — Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.

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Consistently Timed Awards — Awards are not timed for recipients to benefit from the release of material, non-public information.

Recoupment Policy — We have adopted a recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company when their conduct constitutes “Detrimental Conduct” under the policy, which helps to ensure that officers act in the best interests of the Company, its parents and subsidiaries, and its stakeholders at all times.

Practices that We Did Not Engage in or Allow in 2021
No Excise Tax Gross-Ups — Neither our Severance Plan nor our employment agreements provide for excise tax gross-ups.
No Repricing or Backdating — Our long-term incentive program (“LTIP”) prohibits the repricing, backdating, or buyouts of stock options or stock appreciation rights.

No Hedging or Derivative Transactions in Company Stock — We prohibit our executives from engaging in any short-term trading, short sales, option trading, or hedging transactions related to our common stock.

No Purchases on Margin — We prohibit our executives from purchasing our common stock on margin.

Minimal Perquisites — We offer minimal perquisites to the Company’s executives, few of which are not offered to all of the Company’s employees. The Company believes executive salary and LTIP grants fully compensate our executives.

Compensation Committee Consideration of 2021 Stockholder Advisory Vote on Our Compensation Program.   Our Compensation Committee is continuously mindful of our stockholders’ views on executive compensation. At our 2021 Annual Meeting of Stockholders, over ninety-eight percent (98%) of the votes cast voted to approve our named executive officer compensation on an advisory basis. The Compensation Committee considered the 2021 vote to be a solid endorsement of the Company’s compensation practices.
Highlights of Compensation Actions.   The table below summarizes key actions taken in 2021:
Element	Action
Increased Base Salaries	Recognizing the high level of performance of the Company and its executive officers during the first half of 2021, including the conclusion of the HighPoint Merger, our Board and Compensation Committee elected to return the base salaries of our executive officers back to the levels they were at prior to the voluntary reductions the executive officers took in April 2020, with the increase effective on April 1, 2021. (This change did not impact Ms. Foschi, who did not join the Company until November 1, 2021.) As described above, the Board and Compensation Committee approved an additional increase in the base salaries of our executive officers, effective November 1, 2021, in conjunction with their removal from eligibility under the Company’s STIP and in recognition that the Company is significantly larger and more complex following the multiple acquisitions.
Prorated STIP Awards and Removal from Future Eligibility	As described above, in conjunction with the closing of the Extraction and Crestone Peak mergers, our Board determined to discontinue our executive officers’ participation in the Company’s STIP. Those named executive officers who were with the Company during the entirety of 2021 received a prorated bonus under the STIP, reflecting that they only participated in the STIP during the first ten months of the 2021. Going forward, none of our executive officers will participate in the STIP.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	20

Element	Action
LTIP Awards	The mix of awards to executive officers in 2021 between PSUs and RSUs was adjusted in 2021 to shift even greater weighting to PSUs: seventy-five percent of the awards to the named executive officers (measured by grant date fair value) were in the form of PSUs and twenty-five percent in the form of RSUs. Our 2021 PSUs contain performance metrics tied to a combination of absolute and relative TSR. (The Compensation Committee determined in 2021 to drop return on capital employed as a metric of the PSUs.) As described above, starting with the 2022 LTIP awards, awards to our executive officers are weighted (i) 50 percent in the form of PSUs tied to absolute TSR, (ii) 25 percent in the form of PSUs tied to relative TSR, and (iii) 25 percent in the form of time-based RSUs.
2022 Compensation Program.   Our Board and Compensation Committee remain focused on structuring our compensation program to ensure proper alignment of pay with performance, focusing heavily on our stockholders’ total returns. They have also implemented needed adjustments to our compensation program to account for our recent mergers with HighPoint, Extraction, and Crestone Peak.
Compensation Philosophy and Objectives

At Civitas, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:
•
to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

•
to provide total compensation that aligns compensation levels with performance and that is flexible enough to respond to changing market conditions; and

•
to align the interests of our named executive officers with our stockholders’ interests.

We design our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy and delivering strong absolute and relative TSR. Our compensation program, including benefits and perquisites, is reviewed by our Compensation Committee annually.
Executive Compensation Risk Assessment

The Compensation Committee, in conjunction with advice provided by the Compensation Consultant (defined below), designed our 2021 short-term and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity and short-term and long-term incentives, caps on short-term bonus program payouts, an appropriate weighting of fixed and at-risk compensation components, a balance of operating, financial, and strategic execution performance measures, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Setting Executive Officer Compensation

Role of our Board and Compensation Committee.   Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain, and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our named executive officers is fair, reasonable, and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our Chief Executive Officer. The Compensation

CIVITAS RESOURCES, INC. 2022 Proxy Statement	21

Committee is also responsible for approving the compensation of our other executive officers, and takes into consideration proposals made by our Chief Executive Officer regarding such compensation. The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant. Following receipt and review of compensation recommendations from our Compensation Committee, the Board, together with the Compensation Committee, approves named executive officer compensation.
Role of the Compensation Consultant.   The Compensation Committee has selected Meridian Compensation Partners, LLC to serve as a consultant to the Compensation Committee on compensation-related issues. The Compensation Committee had previously engaged a different compensation consultant and only selected Meridian Compensation Partners, LLC after a fulsome review of several potential consultant candidates. (Meridian Compensation Partners, LLC is referred to herein as the “Compensation Consultant.”)
Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third party assist it in evaluating and setting executive compensation. On an annual basis and when otherwise required, the Compensation Consultant provides our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives, and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Additionally, the Compensation Consultant attends meetings with the Compensation Committee and the Board, reviews Company public disclosures, and serves as a resource for the Chair of our Compensation Committee on an as-needed basis.
In making a determination to retain the Compensation Consultant, the Compensation Committee assesses the independence of the Compensation Consultant pursuant to SEC rules and considers, among other things, whether the Compensation Consultant provides any other services to us, the policies of the Compensation Consultant that are designed to prevent any conflicts of interest between the Compensation Consultant, the Compensation Committee, and us, any personal or business relationships between the Compensation Consultant and a member of the Compensation Committee or one of our executive officers, and whether the Compensation Consultant owns any shares of our common stock. Based in part on representations made by the Compensation Consultant, the Compensation Committee has concluded that the Compensation Consultant does not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultant’s recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant at any time. For fiscal year 2021, our Compensation Committee took into consideration the discussions, guidance, and compensation studies produced by the Compensation Consultant to make compensation decisions.
Competitive Benchmarking and Peer Group.   Our Compensation Committee considers competitive industry data in making executive pay determinations. The Compensation Committee focuses on a group of peer companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint and employee count and location. The Committee intends to continue, at a minimum on an annual basis, its review and assessment of the peer group and will make changes to the group when it is deemed appropriate.

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Shortly after the closing of the HighPoint Merger, the Compensation Committee approved a peer group (the “2021 Peer Group”) consisting of the following companies:
Name	Ticker	Revenue ($MM)	Market Capitalization ($MM)	Enterprise Value ($MM)
Berry Corporation	BRY	665	674	1053
Centennial Resource Development, Inc.	CDEV	1030	1702	2536
Crescent Energy Company (formerly Contango)	CRGY	1477	2149	5396
Denbury Inc.	DEN	1258	3844	3897
Earthstone Energy, Inc.	ESTE	420	961	1308
Laredo Petroleum, Inc.	LPI	1147	1027	2409
Magnolia Oil & Gas Corporation	MGY	1078	4313	4339
Oasis Petroleum Inc.	OAS	1580	2429	2852
Ranger Oil Corp. (formerly PennVirginia)	ROCC	577	1175	2104
Whiting Petroleum Corp.	WLL	1533	2531	2510
Civitas Resources, Inc.	CIVI	926	4142	4419

*
Data source — Petrie. Revenue, market capitalization (total value of issued and outstanding shares) and enterprise value (market capitalization plus minority interests and preferred shares, plus long-term debt, less cash and cash equivalents) as of December 31, 2021.

The Compensation Consultant compiled compensation data for the 2021 Peer Group from a variety of sources, including proxy statements, other publicly filed documents, and S&P Capital IQ.
Utilizing data obtained from the Compensation Consultant, we establish compensation standards for our named executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline or starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure, and job responsibilities.
Role of CEO and Other Named Executive Officers in Determining Executive Compensation.   The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company’s rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.
Elements of Our 2021 Compensation and Why We Pay Each Element

Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our named executive officers with an overall compensation package tailored to our Company, subject to ratification or approval by our Board. With respect to our named executive officers in 2021, our Compensation Committee designed these programs to consist of five elements: base salary, annual performance-based cash incentive compensation (STIP), long-term equity-based compensation (LTIP), severance and change-in-control benefits, and other employee benefits and perquisites as set forth below. (As described above, in conjunction with the closing of the Extraction

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Merger and the Crestone Peak Merger, the Compensation Committee changed this approach so that executive officers are no longer eligible for STIP compensation.)
Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience and individual contributions
STIP	Annual cash incentive opportunity payable depending upon annual performance in key metrics	Motivate management to achieve key short-term goals; attract and retain executive talent; and align executives’ interests with stockholders’ interests
LTIP	Equity-based long-term compensation opportunity that encourages executive retention with vesting of awards over multiple years	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward the achievement of our long-term goals, and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting, and continuation of COBRA benefits following certain termination events	Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive’s employment; and clarify termination benefits
Other Compensation: Benefits and Perquisites	401(k) match; parking; medical, dental, life and disability insurance	Attract and retain highly qualified employees and support the overall health and well-being of all employees
Pay-for-Performance.   Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers’ compensation in 2021 was in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Both forms of incentive were designed to steer the officers’ conduct and decision-making toward returns and capital efficiency that would benefit our stockholders. In addition, compensation that is paid in the form of time-based RSUs instead of cash is at-risk because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment (without Good Reason) prior to vesting. With a considerable percentage of their compensation paid in equity during 2021, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders.

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The following chart illustrates the mix of pay for our named executive officers in 2021. The indicated percentages are based on each named executive officer’s 2021 base salary and target amounts of compensation with respect to STIP and LTIP awards. Additionally, as the chart below further illustrates, approximately 79.8% of total target compensation for our named executive officers is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance of the Company (i.e., “at-risk”).
2021 and Selected 2022 Compensation Actions

Base Salary.   Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual named executive officer and compensates for the individual named executive officer’s day-to-day contributions to the Company’s success. In response to tight expense controls and efforts to preserve stakeholder value while retaining key employees, our Board and Compensation Committee have generally kept the base salaries for our named executive officers flat. In 2020, however, in response to both the unprecedented drop in commodity prices and the recommendation from our named executive officers, our Board and Compensation Committee determined to reduce the base salaries of our named executive officers. The Board reversed these salary reductions, effective April 1, 2021, to reflect improved commodity prices and the successful merger of the Company with HighPoint. Finally, in conjunction with the closing of the Extraction and Crestone Peak mergers, and the removal of our executive officers from participation in the Company’s STIP, the Board and Compensation Committee determined to raise base salaries effective November 1, 2021.
Base salaries for our named executive officers in 2020, 2021, and 2022 are as follows:
Name	2020 Base Salary as of 12/31/20($)(1)	2021 Base Salary as of 12/31/21($)(2)	2022 Base Salary as of 04/14/22($)(3)
Eric T. Greager	437,500	800,000	N/A
Brant H. DeMuth	283,500	N/A	N/A
Marianella Foschi	N/A	575,000	603,750
Cyrus “Skip” Marter	283,500(2)	650,000	682,500
Dean Tinsley	279,000	560,000	588,000
Sandra K. Garbiso	252,000	500,000	525,000

(1)
Effective April 2, 2020, at the recommendation of the named executive officers, the base salaries of the named executive officers were reduced as follows: Mr. Greager from $500,000 to $437,500; Mr. DeMuth

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from $315,000 to $283,500; Mr. Marter from $315,000 to $283,500; Mr. Tinsley from $310,000 to $279,000; and Ms. Garbiso from $280,000 to $252,000.
(2)
Effective November 1, 2021, the Board approved the following salary increases: Mr. Greager from $500,000 to $800,000; Mr. Marter from $315,000 to $650,000; Mr. Tinsley from $310,000 to $560,000; and Ms. Garbiso from $280,000 to $500,000. The Board also determined that these individuals would not be entitled to participate in the Company’s STIP, effective November 1, 2021. Further, the Board approved Ms. Foschi’s starting salary at Civitas of $575,000.

(3)
Effective February 20, 2022, in recognition of accelerating inflation, the Compensation Committee approved a five percent salary increase for all employees, including the named executive officers (other than Mr. Greager, who was no longer employed with the Company by then).

Annual Cash Incentive Awards.   All of our employees generally have been eligible to receive annual cash incentive awards tied to both the Company’s performance and the underlying individual’s performance. On November 1, 2021, however, our Board determined that the Company’s executive officers would no longer participate in the annual cash incentive awards. The Board determined that Ms. Garbiso and Messrs. Greager, Marter, and Tinsley would remain eligible for a 2021 annual cash incentive award, prorated downward to reflect that such eligibility covered only the first ten months of the year.
The Board’s decision to remove executive officers from the STIP was based on the conclusion that their incentive compensation should be more heavily weighted toward stock in the Company, which in turn strengthens their alignment with our stockholders.
2021 STIP.   Our 2021 STIP, providing for the award of annual cash incentive bonuses to our employees, including Messrs. Greager, Marter, Tinsley and Ms. Garbiso, was to reward employees for their performance in helping the Company achieve its short-term goals. The STIP provides that the aggregate payout of awards, as well as individual awards for our named executive officers, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust STIP awards in its discretion.
Pursuant to the 2021 STIP, target payouts were set at 75% (for Messrs. Marter and Tinsley and Ms. Garbiso) and 100% (for Mr. Greager) of base salary for our named executive officers. Target payouts for all named executive officers were prorated to reflect their salary adjustments during 2021, and the payouts were further prorated downward to reflect that all participation in the STIP for the named executive officers ceased on November 1, 2021. To prevent undue risk-taking, the maximum payout under the STIP in 2021 for named executive officers was capped at two times each such officer’s target payout — i.e., 150% of base salary for our Vice President, Senior Vice President, and Executive Vice Presidents, and 200% of base salary for our Chief Executive Officer, subject further to the downward proration to reflect that participation under the STIP by the named executive officers ceased on November 1, 2021.
In February 2022, our Compensation Committee considered the 2021 STIP and determined that the transformational events during 2021, which included the mergers with HighPoint, Extraction, and Crestone Peak and the incorporation into the organization of employees from those three companies, made application of the key performance indicators (“KPIs”) under the original 2021 STIP no longer reasonable or appropriate. Consequently, the Compensation Committee determined to revoke the 2021 STIP KPIs and instead to apply its discretion to determine bonuses under the 2021 STIP. The Compensation Committee considered the performance of the Company and its employees, including the named executive officers, and consulted with the Compensation Consultant. The Compensation Committee focused on several issues, including the Company’s successful consolidation of four companies in the Denver-Julesburg Basin, done on an accretive basis for the Company’s stockholders, while continuing to perform operationally at a high level.

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The Compensation Committee determined that all participants under the 2021 would receive a bonus in an amount equal to 130 percent of their individual target. The bonus amounts for our named executive officers are shown below.
Name	2021 STIP Earned ($)	% of Prorated Target
Eric T. Greager	521,336	130%
Cyrus “Skip” Marter	248,224	130%
Marianella Foschi	N/A(1)	N/A(1)
Brant H. DeMuth	N/A(2)	N/A(2)
Dean Tinsley	244,284	130%
Sandra K. Garbiso	220,644	130%

(1)
Ms. Foschi did not join the Company until November 1, 2021 and was therefore ineligible to participate in the 2021 STIP.

(2)
Mr. DeMuth departed from the Company effective November 1, 2021, and as a result he received his target 2021 STIP, prorated based on number of days worked in 2021, as part of his severance benefits. See “Compensation Discussion and Analysis — Severance and Release Agreement with Mr. DeMuth” and “Potential Payments upon Termination or Change in Control” below for further information.

Long-Term Equity-Based Incentives.   In May 2021, the Compensation Committee determined that 2021 LTIP awards to our named executive officers would consist of 75% PSUs and 25% RSUs using grant date fair value for the allocation. Based on the Compensation Consultant’s market assessment and views expressed by stockholders and equity analysts, the Compensation Committee also determined that the PSUs would be based on a combination of absolute and relative total shareholder return, measured over a three-year performance period. In addition, the Compensation Committee reviewed the Compensation Consultant’s market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company’s performance as well as individual performance and retention objectives.
The following table describes the performance metrics used to determine PSU payouts and why we use these metrics.
Performance Metric	Description	Purpose
Relative and Absolute Total Shareholder Return (TSR)	The Company’s relative total shareholder return (TSR) as compared to the TSR of the Company’s peer group companies, and the Company’s absolute TSR, over a three-year period	Most directly aligns the interests of named executive officers and the interests of the Company’s stockholders
In May 2021, each of our named executive officers, other than Ms. Foschi (who did not join the Company until November 1, 2021), received an award of PSUs and RSUs. The amount and type of equity granted to our named executive officers in 2021 were as follows:
Name	PSUs (#)	RSUs (#)	Total Long-Term Equity Grant Value ($)(1)
Eric T. Greager	20,081	12,857	1,865,983
Brant H. DeMuth	9,371	6,000	870,785
Cyrus “Skip” Marter	13,387	8,571	1,243,953
Dean Tinsley	12,048	7,714	1,119,541
Sandra K. Garbiso	9,371	6,000	870,785

(1)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2021, computed in accordance with ASC Topic 718.

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Upon the closing of the Extraction Merger, the Company assumed the Extraction long term incentive plan. Further, pursuant to the terms of the merger agreement between the Company and Extraction, all outstanding Extraction LTIP awards, including those held by Ms. Foschi, were converted to economically equivalent Civitas awards. Ms. Foschi’s outstanding awards, in the form of PSUs tied to absolute TSR and time-based RSUs, were thus converted to awards that will settle in the Company’s stock.
Further Details of PSU and RSU Awards.   The 2021 PSU awards vest on a cliff-basis at the end of their three-year performance period, provided the award recipient remains continuously employed through the performance period. That period concludes at the end of fiscal year 2023. The details associated with vesting and payout scenarios for the PSUs are contained in footnote 4 of the “Grants of Plan-Based Awards” table below.
For purposes of calculating the Company’s relative total shareholder return for the PSUs, the Company references the total shareholder returns of the following peer group companies, which includes the 2021 Peer Group described in “Setting Executive Officer Compensation — Competitive Benchmarking and Peer Group” above plus twenty-four additional companies:
2021 PSU Peer Group
Abraxas Petroleum Corporation	Laredo Petroleum, Inc.
Amplify Energy Corp.	Magnolia Oil & Gas Corporation
Battalion Oil Corporation	Marathon Oil Corporation
Berry Corporation	Matador Resources Company
California Resources Corporation	Murphy Oil Corporation
Callon Petroleum Company	Northern Oil and Gas, Inc.
Centennial Resources Development, Inc.	Oasis Petroleum Inc.
Cimarex Energy Co.	PDC Energy, Inc.
Contango Oil & Gas Company	Pioneer Natural Resources Company
Continental Resources, Inc.	Ranger Oil Corporation
Denbury Inc.	Ring Energy, Inc.
Devon Energy Corporation	SandRidge Energy, Inc.
Diamondback Energy, Inc.	SM Energy Company
Earthstone Energy, Inc.	SilverBow Resources, Inc.
EOG Resources, Inc.	Talos Energy Inc.
Evolution Petroleum Corporation	W&T Offshore, Inc.
Hess Corporation	Whiting Petroleum Corporation
HighPeak Energy, Inc.
The 2021 RSU awards vest annually over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. Each RSU represents a contingent right to receive one share of the Company’s common stock, which will vest in three equal installments. Subject to continued employment, the first one-third tranche will vest in May 2022, the second one-third tranche will vest in May 2023, and the final one-third tranche will vest in May 2024.
The vesting of the PSU and RSU awards will accelerate in full if such named executive officer’s employment is terminated without cause or due to a resignation for good reason, in each case, in connection with a change in control, in accordance with the accelerated vesting provisions contained in the award agreements and the Company’s Severance Plan. A prorated number of PSUs are vested in certain termination events outside of a change in control. These accelerated vesting provisions are described in greater detail below in the section entitled “Severance Plan.” While a named executive officer holds unvested PSUs or RSUs, he or she is not entitled to vote or receive dividends, if any, with respect to such unvested units.
Employment Agreements.   None of our currently-employed named executive officers is party to an employment agreement that obligates the Company to do anything other than allow the executive officer to

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participate in the Severance Plan in effect at the time of the executive’s termination (described below). The Severance Plans provide for (i) a double-trigger equity acceleration and a double-trigger cash severance termination payment, which is further described below, provided the executive experiences a qualifying termination within twelve months following a change in control of the Company (as defined in the Severance Plan) and (ii) similar, but lower, equity acceleration and termination payments if the executive experiences a qualifying termination outside the context of a change in control.
The executive officers are also each party to an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement with the Company (the “Restrictive Covenants Agreement”). The Restrictive Covenants Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company’s business. For a defined period of time after employment with the Company has ended, the Restrictive Covenants Agreements also generally prohibit the executives from participating in any business engaged in oil and gas exploration and development activities within a 25-mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted investments), from soliciting employees of the Company, and from using or disclosing the Company’s proprietary information.
Seventh Amended and Restated Severance Plan.   On May 5, 2021 our Board of Directors adopted the Seventh A&R Severance Plan, pursuant to which our named executive officers are entitled to certain severance benefits upon qualifying termination or qualifying resignation if such termination is initiated by the Company for any reason other than for Cause (as defined in the Seventh A&R Severance Plan), or by the officer for Good Reason (as defined in the Seventh A&R Severance Plan). The Seventh A&R Severance Plan generally provides enhanced severance benefits if such qualifying termination or qualifying resignation occurs within twelve months following a change in control.
Under the Seventh A&R Severance Plan, assuming the executive executes and does not revoke a general release of claims against the Company within 60 days following a qualifying termination in conjunction with a change in control and, in the case of an executive who is also a director, simultaneously tenders their resignation from the Board, the officer is entitled to the following benefits, based on his or her job title:
Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive’s base salary as of the date of termination target annual bonus (or, if greater, the average of the annual bonus earned for the prior two years), with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2.5x
	Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer, Chief Sustainability Officer, and Senior Vice President	2x
Vesting of Equity Awards	All accelerated vesting to be determined based on the terms of the applicable equity award agreement (See “Potential Payments upon Termination or Change in Control”)(1)
Benefits	Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 24 months for our President and Chief Executive Officer; and 18 months for our Chief Operating Officer, our Chief Financial Officer, our General Counsel, our Chief Accounting Officer, our Chief Sustainability Officer, and our Senior Vice President

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(1)
Upon a qualifying termination in conjunction with a change in control, all outstanding RSUs vest on an accelerated basis, and all outstanding PSUs vest on an accelerated basis at their target performance level (i.e., at a 100% payout).

Subject to the same release and resignation requirements, the Seventh A&R Severance Plan provides similar, but lower, benefits outside the context of a change in control in the event the executive experiences a termination of employment by the Company without Cause or a resignation for Good Reason, as shown below:
Element	Payment
Base Salary	Cash payments equal in aggregate to a multiple of the executive’s base salary as of the date of termination and target annual bonus (or, if greater, the average of the annual bonus earned for the prior two years), with the multiple as follows:
	Title	Base Salary Payment Multiple	Annual Bonus Payment Multiple
	President and Chief Executive Officer (termination without Cause).	2x	2x
	President and Chief Executive Officer (resignation with Good Reason)	1x	—
	Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer, Chief Sustainability Officer, and Senior Vice President .	1x	0.5x
Vesting of Equity Awards	All accelerated vesting to be determined based on the terms of the applicable equity award agreement, except that in the event of a termination without Cause, Mr. Greager’s unvested equity awards subject to performance-based vesting conditions would have been accelerated on a pro-rated basis (See “Potential Payments upon Termination or Change in Control)(1)
Benefits	Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 24 months for our President and Chief Executive Officer upon termination without Cause,12 months for our President and Chief Executive Officer upon resignation with Good Reason and upon any qualifying termination for our Chief Operating Officer, our Chief Financial Officer, our General Counsel, our Chief Accounting Officer, our Chief Sustainability Officer, and our Senior Vice Presidents

(1)
Upon a qualifying termination that is not in conjunction with a change in control, a pro rata portion of RSUs vest on an accelerated basis, based on the portion of each vesting period that the named executive officer remained employed by the Company. With respect to PSUs that were outstanding at December 31, 2021, a pro rata portion of such PSUs vest on an accelerated basis at their target performance level, based on the portion of each PSU’s three-year performance period during which the named executive officer remained employed by the Company. Any RSUs and PSUs that do not vest in accordance with the two preceding sentences are forfeited.

Severance Agreement with Mr. DeMuth.   In connection with Mr. DeMuth’s separation from service on November 1, 2021, Mr. DeMuth and the Company entered in a severance agreement, pursuant to which Mr. DeMuth became entitled to the following severance payments in accordance with the Seventh A&R Severance Plan in exchange for an execution of a release of claims against the Company: (i) lump sum cash payment of $1,224,105, representing two times (x) his base salary and (y) an amount equal to his average

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payouts under the STIP for 2020 and 2019; (ii) accelerating vesting of his unvested RSUs and PSUs; (iii) 2021 STIP target bonus (prorated downward to reflect that he was only eligible to participate in the STIP for ten months of 2021) of $196,875 in January 2022; and (iv) Company reimbursement of COBRA premium costs for 18 months following the date of termination.
Eighth Amended and Restated Severance Plan.   On January 21, 2022 our Board of Directors adopted the Eighth Amended and Restated Severance Plan (the “Eighth A&R Severance Plan”), designed to conform our executive officers’ severance benefits to the compensation structure changes that the Board approved when the Extraction Merger and the Crestone Peak Merger closed. Specifically, the Eighth A&R Severance Plan amended the computation of severance benefits to reflect that executive officers no longer participate in the Company’s STIP.
Severance Agreement with Mr. Greager.   In connection with Mr. Greager’s separation from service, on January 31, 2022 Mr. Greager and the Company entered into a severance agreement, pursuant to which Mr. Greager became entitled to the following severance payments in accordance with the Eighth A&R Severance Plan in exchange for execution of a release of claims against the Company: (i) payment of his annual cash bonus under the 2021 STIP, prorated downward based on the number of days between January 1, 2021 and October 31, 2021 divided by 365; (ii) lump sum cash payment equal to $2,400,000, representing 300% of his base salary; (iii) accelerated vesting of all unvested RSUs and PSUs; and (iv) Company reimbursement of COBRA premium costs for 24 months following the date of termination.
Other Employee Benefits.   We expect that the named executive officers will continue to be eligible for the same health, welfare, and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking, and a 401(k) plan that includes Company matching of an employee’s contributions of up to 6% of such employee’s cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.
Executive Officer Stock Ownership Policy

We have established a Stock Ownership Policy for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. In February 2022, our Board of Directors approved amendments to the Stock Ownership Policy to account for the November 1, 2021 increase in base salaries of our executive officers (done in conjunction with the decision to exclude the executive officers from future STIP eligibility).
The ownership requirements for our named executive officers are currently established at the following minimum levels:
Position	Multiple
President and Chief Executive Officer	5x base salary
Chief Operating Officer	2x base salary
Chief Financial Officer and General Counsel	2x base salary
Chief Accounting Officer, Chief Sustainability Officer, and Senior Vice President	1x base salary
Executive officers have five years from the latter of (i) the date of their appointment as an executive officer and (ii) April 28, 2017, to achieve their targeted ownership level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock.
The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements within the time required must hold one-hundred percent (100%) of the net shares acquired through the

CIVITAS RESOURCES, INC. 2022 Proxy Statement	31

LTIP until the ownership levels are satisfied. Unvested shares that vest based upon performance criteria (as opposed to simple time-based vesting) do not count towards satisfaction of the guidelines.
Tax Considerations

Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:
Section 162(m) of the Code.   Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of compensation paid by any publicly held corporation to certain executives of such corporation (generally the named executive officers) to $1,000,000 per employee in any taxable year.
The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The new law expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include compensation that was previously deductible as “performance-based compensation” and to also now include the CFO as a covered employee. In addition, the new rule expands the definition of a “covered employee” to include any individuals who have previously been a covered employee for any years after December 31, 2016. Notwithstanding the fact that compensation to our named executive officers may fail to be deductible to us by virtue of Section 162(m), we reserve the right to use our judgment to authorize such compensation payments when we believe such payments are appropriate and in the best interests of our stockholders.
Tax Gross-Ups.   Our arrangements with our executive officers do not provide a “gross-up” or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a “gross-up” or other reimbursement. Our arrangements generally provide that if any payments upon a change in control constitute “parachute payments” (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.
Indemnification

Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws, and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total compensation of our employees and the annual total compensation of Eric Greager, our President and Chief Executive Officer (our “CEO”).
For 2021, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our company (other than our CEO) was $152,768.

•
The annual total compensation of our CEO was $2,938,020.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	32

Based on this information for 2021, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 19:1. Our pay ratio has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
Per SEC guidelines, the median employee is only required to be determined once every three years provided that there have been no changes to the employee population or compensation arrangement that cause the Company to reasonably believe there will be a significant change in the pay ratio disclosure. However, during 2021, the Company increased its headcount from 108 employees to 321 employees as a result of the three mergers we completed in 2021. Accordingly, we concluded that it was no longer appropriate to use the originally identified median employee. As permitted under SEC rules, we re-identified our median employee by examining the total cash compensation paid to all of our employees in 2021, excluding our CEO, who were employed by us on December 31, 2021, the last day of our payroll year. Our employee population consisted of 321 employees, other than the CEO, with all individuals located in the United States. This population consisted of our full-time and part-time employees. In making this determination, we annualized the compensation of all permanent employees who were hired in 2021, but did not work for the entire twelve-month period. As reflected in our payroll records, for purposes of determining the total cash compensation paid, we included: the annual total compensation paid (or, in the case of hourly workers, annualized wages including overtime pay) and the amount of any cash incentives, including cash incentives earned in 2021, but not paid to the employee until 2022.
After re-identifying our median employee based on annual total cash compensation, we calculated annual total cash compensation for such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table later in this proxy statement.
As illustrated in the table below, our 2021 CEO to median employee pay ratio is 19:1.
	CEO to Median Employee
	Pay Ratio
	CEO ($)	Median Employee ($)
Annual Salary	800,000	145,000
Bonus	—	—
Stock Awards	1,865,983	—
Non-Equity Incentive Plan Compensation	521,336(1)	7,768(1)
All Other Compensation	20,893(2)	0(3)
Total:	2,938,020	152,768
CEO Pay to Median Employee Pay Ratio:	19:1

(1)
Amounts represent the bonuses earned under the Company’s STIP in 2021 but were not paid until 2022.

(2)
Includes (i) Company match to 401(k).

(3)
Median employee was not eligible for the Company 401(k) match in 2021.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	33

Summary Compensation Table

The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2021, 2020, and 2019.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric T. Greager(5) President and Chief Executive Officer	2021	529,808(6)	—	1,865,983	521,336	20,893	2,938,020
	2020	473,166	—	1,196,349	586,182	18,468	2,274,165
	2019	500,000	—	1,476,860	678,500	18,168	2,673,528
Marianella Foschi Chief Financial Officer	2021	88,462(6)	—	—	—	1,462	89,924

Cyrus D. Marter General Counsel and Secretary	2021	358,300(6)	—	1,243,953	248,224	19,333	1,869,810
	2020	298,145	—	625,364	285,806	18,395	1,227,710
	2019	350,000	—	689,185	346,123	18,168	1,403,476
Dean Tinsley Senior Vice President, Operations	2021	340,309(6)	—	1,119,541	244,284	19,011	1,723,145
	2020	299,076	—	556,835	276,928	18,374	1,151,213
	2019	310,000	—	590,740	307,746	18,168	1,226,654
Sandra K. Garbiso Chief Accounting Officer and Treasurer	2021	306,483(6)	—	870,785	220,644	19,280	1,417,192
	2020	270,133	—	371,954	250,129	19,091	911,307
	2019	257,500	—	374,138	242,020	18,919	892,577
Brant H. DeMuth(7) Former Executive Vice President and Chief Financial Officer	2021	259,618(6)	—	870,785	196,875	5,946,671	7,273,949
	2020	303,899	—	625,364	281,395	19,235	1,229,893
	2019	315,000	—	689,185	312,710	18,768	1,335,663

(1)
Ms. Foschi joined the Company as its Chief Financial Officer on November 1, 2021, and replaced Mr. DeMuth as the Company’s Chief Financial Officer.

(2)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2021, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company’s financial statements can be found in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 7 to the financial statements, in each case, as set forth in the Company’s Form 10-K filed with the SEC on March 9, 2022. Aggregate grant date fair value of the PSU awards granted in 2021 to each named executive officer, assuming maximum performance achievement, are as follows: $2,770,776 for Mr. Greager, N/A for Ms. Foschi, $1,847,138 for Mr. Marter, $1,662,384 for Mr. Tinsley, $1,293,010 for Ms. Garbiso, and $1,293,010 for Mr. DeMuth. There were no stock options granted in 2021.

(3)
Amounts in this column represent the bonuses earned under the Company’s STIP in each of 2019, 2020, and 2021 but were not paid until 2020, 2021, and 2022, respectively. As a former executive officer of Extraction Ms. Foschi was ineligible to participate in the 2021 STIP. Pursuant to the terms of the Seventh A&R Severance Plan and his executed Severance Agreement, Mr. DeMuth received his target bonus under the 2021 in January 2022 as a severance payment, which is reported under “All Other Compensation”.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	34

(4)
All Other Compensation for 2021 included the following:

Named Executive Officer	Reserved Parking ($)(A)	401(k) Employer Match ($)	Dividend ($)(B)	Severance ($)(C)	Total ($)
Eric T. Greager	225	17,400	3,268	N/A	20,893
Marianella Foschi	135	1,327	0	N/A	1,462
Cyrus D. Marter	225	17,400	1,708	N/A	19,333
Dean Tinsley	90	17,400	1,521	N/A	19,011
Sandra K. Garbiso	864	17,400	1,016	N/A	19,280
Brant H. DeMuth	585	15,141	55,691	5,875,254	5,946,671

(A)
Parking is available to all employees. The amount listed includes excess costs for executive reserved parking.

(B)
Reflects dividend equivalents paid in cash on vested RSUs and PSUs for Mr. DeMuth.

(C)
Reflects the value of severance benefits received by Mr. DeMuth pursuant to the terms of the Seventh A&R Severance Plan and his executed Severance and Release Agreement. See “Compensation Discussion and Analysis — Severance and Release Agreement with Mr. DeMuth” and “Potential Payments upon Termination or Change in Control” below for further information.

(5)
Mr. Greager’s position as President and Chief Executive Officer of the Company terminated on January 31, 2022.

(6)
Effective April 1, 2021, our Board and Compensation Committee elected to return our executive officers’ salaries, with the exception of Ms. Foschi, who did not join the Company until November 1, 2021, back to the levels they were at prior to the voluntary reductions they took on April 2, 2020. The salaries prior to the increase were as follows: Mr. Greager, $500,000; Mr. Marter, $315,000; Mr. Tinsley, $310,000; Ms. Garbiso, $280,000, and Mr. DeMuth, $315,000. Effective November 1, 2021, our Board elected to increase our executive officers’ salaries, as follows: Mr. Greager, $800,000; Ms. Foschi, $575,000; Mr. Marter, $650,000; Mr. Tinsley, $560,000; Ms. Garbiso, $500,000; and Mr. DeMuth, N/A. See “Compensation Discussion and Analysis — Features of our Compensation Program in 2021 — Highlights of Compensation Actions” above for further information.

(7)
Mr. DeMuth departed from the Company effective November 1, 2021.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	35

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made in 2021 to our named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(6)
Name	Grant Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold (#)	Target (#)	Maximum (#)
Eric T. Greager(7)
STIP		200,514	401,027	802,055	—	—	—	—	—
RSUs	05/28/21	—	—	—	—	—	—	12,857(8)	480,595
PSUs – TSR(9)	05/28/21	—	—	—	7,530	20,081	40,162	—	1,385,388
Marianella Foschi		—	—	—
STIP		—	—	—	—	—	—	—	—
RSUs		—	—	—	—	—	—	—	—
PSUs – TSR		—	—	—	—	—	—	—	—
Cyrus D. Marter
STIP		95,471	190,942	381,884				—	—
RSUs	05/28/21	—	—	—	—	—	—	8,571(8)	320,384
PSUs – TSR(9)	05/28/21	—	—	—	5,020	13,387	26,774	—	923,569
Dean Tinsley
STIP		93,955	187,911	375,822	—	—	—	—	—
RSUs	05/28/21	—	—	—	—	—	—	7,714(8)	288,349
PSUs – TSR(9)	05/28/21	—	—	—	4,518	12,048	24,096	—	831,192
Sandra K. Garbiso
STIP		84,863	169,726	339,452	—	—	—	—	—
RSUs	05/28/21	—	—	—	—	—	—	6,000(8)	224,280
PSUs – TSR(9)	05/28/21	—	—	—	3,514	9,371	18,742	—	646,505
Brant H. DeMuth(10)
STIP		95,471	190,942	381,884
RSUs	05/28/21							6,000(8)	224,280
PSUs – TSR(9)	05/28/21				3,514	9,371	18,742		646,505

(1)
Ms. Garbiso and Messrs. Greager, Marter, and Tinsley participated in the Company’s 2021 STIP, but their bonuses were prorated downward to reflect that their participation was only for the first ten months of 2021. Ms. Foschi was ineligible to participate in the 2021 STIP because she joined the Company on November 1, 2021. See “Compensation Discussion and Analysis — Features of our Compensation Program in 2021” above for further information.

(2)
Effective April 1, 2021, our Board and Compensation Committee elected to return our executive officers’ salaries, with the exception of Marianella Foschi, who did not join the Company until November 1, 2021, back to the levels they were at prior to the voluntary reductions they took on April 2, 2020. Each named executive officer’s target percentage payout under the 2021 STIP was prorated to reflect these salary adjustments during 2021, and the threshold, target, and maximum percentage payouts were further prorated to reflect that each named executive officer participated in the STIP through October 31, 2021 (other than Ms. Foschi who was ineligible to participate).

(3)
Reflects the prorated base salary of each of our named executive officers as of October 31, 2021, multiplied by the applicable STIP threshold percentage. The 2021 STIP threshold percentage for each named executive officer was 50% of their respective STIP target percentage (other than Ms. Foschi who was ineligible to participate in the Company’s 2021 STIP).

CIVITAS RESOURCES, INC. 2022 Proxy Statement	36

(4)
Reflects the prorated base salary of each of our named executive officers as of October 31, 2021, multiplied by the applicable STIP target percentage. The 2021 STIP target percentages were as follows: (i) 100% of base salary for Mr. Greager; and (ii) 75% of base salary for Messrs. DeMuth, Marter, and Tinsley, and Ms. Garbiso. Ms. Foschi was ineligible to participate in the 2021 STIP.

(5)
Reflects the prorated base salary of each of our named executive officers as of October 31, 2021, multiplied by the applicable STIP maximum percentage. The 2020 STIP maximum payout percentages were as follows: (i) 200% of base salary for Mr. Greager; (ii) 150% of base salary for Messrs. DeMuth, Marter, and Tinsley, and Ms. Garbiso. Ms. Foschi was ineligible to participate in the 2021 STIP.

(6)
Reflects the aggregate grant date fair value of RSUs and PSUs, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company’s financial statements can be found in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 8 to the financial statements, in each case, as set forth in the Company’s Form 10-K filed with the SEC on March 9, 2022. The grant date fair value for PSUs is calculated based on a stochastic process using the Geometric Brownian motion model. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 8 to the financial statements, set forth in the Company’s Form 10-K filed with the SEC on March 9, 2022.

(7)
Mr. Greager’s employment with the Company terminated effective January 31, 2022. Pursuant to the terms of the Eighth A&R Severance Plan and his executed Severance Agreement, he received accelerating vesting of the remaining equity grants, resulting in his receipt of 99,225 RSUs and 49,569 PSUs. Mr. Greager was paid his 2021 STIP bonus (prorated downward to reflect that he was only eligible to participate in the STIP for ten months of 2021) of $521,336 in February 2022.

(8)
Reflects the number of RSUs granted in 2021. The shares will vest in equal increments over three years, commencing on the first anniversary of the date of grant. The grant date value is $37.38 per share, the volume-weighted average price of the Company’s common stock for the 30 trading days ending on the day immediately prior to the award grant date, and approved by the Compensation Committee on May 26, 2021.

(9)
These amounts represent the threshold, target, and maximum payouts under the PSU awards granted to each of the named executive officers in 2021 under our LTIP. The PSUs have a three-year performance period with cliff vesting and will be payable in shares of common stock based upon the achievement by the Company over a three-year period (the “Performance Period”) of performance criteria established by the Board. The number of shares of common stock that may be issued pursuant to a PSU award will be determined based on both (a) the Company’s relative total shareholder return (“rTSR”) and (b) the Company’s absolute total shareholder return (“aTSR”) as compared to its peers during the Performance Period (the “TSR PSUs”). An executive may earn anywhere between 0% and 200% of the TSR PSUs based on the Company’s TSR measured against the Company’s peer group, subject to potential downward adjustments tied to the Company’s absolute TSR during the Performance Period. Unless otherwise determined by the Board or the Compensation Committee of the Board, each recipient will forfeit his or her PSUs if the recipient’s employment with the Company terminates during the Performance Period for any reason other than for termination by the Company without cause or termination by the named executive officer for good reason. If employment is terminated during the Performance Period by the Company without cause or by the named executive officer for good reason, the named executive officer is entitled to receive a pro rata portion of his or her PSUs equal to: (i) the number of PSUs granted that would be paid out at the target performance level multiplied by (ii) a fraction, the numerator of which is the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is the number of days in the Performance Period. In the case of a qualifying termination event in connection with a change in control, all unvested PSUs will vest at the target performance level.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	37

Potential payouts for TSR Performance is as follows:
Absolute TSR Performance
		<0%	0%	10%	≥25%
Relative TSR Performance	<25th Percentile	0%	0%	0%	0%
	≥25th Percentile	37.5%	45%	50%	62.5%
	≥50th Percentile	75%	90%	100%	125%
	≥75th Percentile	99.75%	119.7%	133%	166.25%
	≥90th Percentile	120%	144%	160%	200%

(10)
Mr. DeMuth’s employment with the Company terminated effective November 1, 2021. Pursuant to the terms of the Seventh A&R Severance Plan and his executed Severance Agreement, he received accelerating vesting of his unvested RSUs and PSUs, resulting in his receipt of 33,863 RSUs and 43,255 PSUs. Mr. DeMuth was paid his 2021 STIP target bonus (prorated downward to reflect that he was only eligible to participate in the STIP for ten months of 2021) of $196,875 in January 2022.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	38

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2021.
		Option Awards				Stock Awards
		Non-Qualified Stock Options				Restricted Stock Units		Performance Stock Unit Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Eric T. Greager	04/11/18	—	—	—	—	58,910(3)	2,884,823	—	—
	05/08/19	—	—	—	—	8,784(4)	430,152	—	—
	06/22/20	—	—	—	—	18,674(4)	914,466	29,488(5)	1,444,027
	05/28/21	—	—	—	—	12,857(4)	629,607	20,081(5)	983,367
Marianella Foschi	01/20/21	—	—	—	—	16,512(4)(6)	808,593	49,537(6)(7)	2,425,827
Cyrus D. Marter	04/28/17	24,380	—	34.36	04/28/27	—	—	—	—
	05/08/19	—	—	—	—	4,099(4)	200,728	—	—
	06/22/20	—	—	—	—	9,762(4)	478,045	15,414(5)	754,824
	05/28/21	—	—	—	—	8,571(4)	419,722	13,387(5)	655,561
Dean Tinsley	04/28/17	7,609	—	34.36	04/28/27	—	—	—	—
	05/08/19	—	—	—	—	3,513(4)	172,032	—	—
	06/22/20	—	—	—	—	8,692(4)	425,647	13,725(5)	672,113
	05/28/21	—	—	—	—	7,714(4)	377,755	12,048(5)	589,991
Sandra K. Garbiso	04/28/17	4,871	—	34.36	04/28/27	—	—	—	—
	05/08/19	—	—	—	—	2,225(4)	108,958	—	—
	06/22/20	—	—	—	—	5,806(4)	284,320	9,168(5)	448,957
	05/28/21	—	—	—	—	6,000(4)	293,820	9,371(5)	458,898
Brant H. DeMuth(8)		—	—	—	—	—	—	—	—

(1)
All time-based stock options vest or vested in equal increments over three years on each anniversary of the date of grant and have a term of ten years, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events. If the recipient’s employment has terminated, any vested options expire if not exercised during the 90-day period following such termination.

(2)
The market value was calculated using the closing price of our common stock on December 31, 2021, the last trading day of fiscal year 2021, as quoted by the NYSE.

(3)
RSU inducement awards vest in equal increments over five years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

(4)
RSUs vest in equal increments over three years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

(5)
Based on the results of the elapsed portions of their performance periods as of the end of fiscal year 2021; the PSUs granted to our named executive officers in 2020 and 2021 had projected payouts that were at target. The amounts here reflect the target amount of the initial number of PSUs granted to the

CIVITAS RESOURCES, INC. 2022 Proxy Statement	39

named executive officers. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. See “Compensation Discussion and Analysis — Elements of Our 2021 Compensation and Why We Pay for Each Element” and “Grants of Plan-Based Awards Table; Footnote 9” above for further information.
(6)
Pursuant to the Extraction Merger Agreement, at the Extraction Merger Effective Time, Ms. Foschi’s award of restricted stock units (including those subject to time-based and performance-based vesting conditions) issued pursuant to Extraction’s 2021 Long Term Incentive Plan (the “Extraction Equity Plan”) that was outstanding immediately prior to the Extraction Merger Effective Time and that by its terms did not settle by reason of the occurrence of the closing of the Extraction Merger (each, an “Extraction RSU Award” or an “Extraction PSU Award,” as applicable) was assumed by Civitas and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Civitas Common Stock (such restricted stock unit, a “Converted RSU” or a “Converted PSU”) equal to the product of the number of Extraction Common Stock subject to the Extraction Award immediately prior to the Extraction Merger Effective Time multiplied by the Extraction Exchange Ratio. As of the Extraction Merger Effective Time, each Converted RSU continued to be governed by the same terms and conditions (including vesting and forfeiture) that were applicable to the corresponding Extraction Award immediately prior to the Extraction Merger Effective Time.

(7)
Ms. Foschi’s Converted PSUs continued to be measured pursuant to the same terms and conditions of the underlying Extraction PSU Award in effect immediately prior to the Extraction Merger Effective Time. In addition, Converted PSUs held by Ms. Foschi provide that, in the event such individual’s employment is terminated for death, disability, by Civitas for any reason other than good reason, in each case, on or within twelve months following the Extraction Merger Effective Time, the portion of her Converted PSUs subject to performance-based vesting conditions shall, effective as of such individual’s termination date, immediately vest in full based on deemed achievement of any applicable performance goals at the maximum level of performance. The performance achievement for the PSUs is determined based on a single criterion based on the Company’s annualized absolute total stockholder return (“ATSR”). The ATSR is determined based upon the performance of the Company’s common stock relative to a baseline price established at the grant date, and will vest at the following levels: (i) less than 0% annualized ATSR zero PSUs vest; (ii) at 0% annualized ATSR 50% of the PSUs vest; (iii) at 10% annualized ATSR 100% of the PSUs vest; and (iv) at 20% ATSR 200% of the PSUs vest.

(8)
Mr. DeMuth departed from the Company effective November 1, 2021.

Options Exercised and Stock Vested

The following table sets forth options that were exercised by our named executive officers and time-based RSUs held by our named executive officers that vested during fiscal 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)
Eric T. Greager	0	0	92,162	4,089,728
Marianella Foschi	0	0	0	0
Cyrus D. Marter	12,000	262,865	30,667	1,512,844
Dean Tinsley	4,000	99,760	26,449	1,304,624
Sandra K. Garbiso	4,871	51,827	16,533	818,481
Brant H. DeMuth(4)	0	0	8,980	390,049

(1)
The realized value is based on the difference between the market price of the shares purchased on the date of exercise and the option exercise price multiplied by the number of shares covered by the exercised option.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	40

(2)
The number of shares reflected in this column exhibits the gross number of RSU awards that vested prior to tax withholding. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the table above.

(3)
The value realized on vesting is based upon the gross shares underlying the time-based RSU awards that vested on their relevant vesting dates and PSU awards covering the fiscal year 2019-2021 performance period that vested in fiscal year 2021 multiplied by the closing price of our common stock on the NYSE on the trading date preceding the date of vesting.

(4)
In addition to the vesting of RSU awards regularly scheduled to vest in 2021, these amounts include accelerated vesting of the unvested equity grants Mr. DeMuth received on November 14, 2018, May 8, 2019, June 22, 2020, and May 28, 2021pursuant to the terms of the Seventh A&R Severance Plan and Mr. DeMuth’s Severance and Release Agreement, resulting in his receipt of 33,863 RSUs and 43,255 PSUs. Pursuant to his executed Severance and Release Agreement, on December 8, 2021 his accelerated RSU and PSU awards were settled and released as follows: (i) 33,863 accelerated RSUs with a value realized upon settlement totaling $1,941,366 and (ii) 43,255 accelerated PSUs with a value realized upon settlement totaling $2,479,809. The value realized was based upon the gross shares underlying the RSU and PSU awards that vested, multiplied by the closing price of our common stock on the NYSE on December 7, 2021, the trading date preceding the release of his shares.

Pension Benefits

Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.
Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.
Potential Payments Upon Termination and Change in Control

The table below discloses a hypothetical amount of compensation and/or benefits due to our continuing named executive officers in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2021 and are calculated pursuant to the terms of the Seventh A&R Severance Plan, as described in Compensation Discussion and Analysis — Seventh Amended and Restated Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the continuing named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a continuing named executive

CIVITAS RESOURCES, INC. 2022 Proxy Statement	41

officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”
Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause ($)	Resignation For Good Reason ($)	Termination Without Cause or Resignation With Good Reason/ Change in Control
Eric T. Greager(7)	Cash Severance(1)	—	2,864,682	800,000	3,580,853
	Bonus Payment(2)	—	401,027	401,027	401,027
	Inducement RSUs(3)	—	2,884,823	—	2,884,223
	RSUs(4)	—	647,481	647,481	1,974,226
	PSUs(5)	—	3,229,180	3,229,180	4,365,627
	Health Payment(6)	—	53,351	53,351	53,351
	TOTAL	—	10,080,544	5,131,039	13,259,906
Brant H. DeMuth(8)	Cash Severance(8)	—	—	—	1,224,105
	Bonus Payment(8)	—	—	—	196,875
	RSUs(8)	—	—	—	1,941,366
	PSUs(8)	—	—	—	2,479,809
	Health Payment(8)	—	—	—	33,099
	TOTAL	—	—	—	5,875,254
Marianella Foschi	Cash Severance(1)	—	575,000	575,000	1,150,000
	Bonus Payment(2)	—	—	—	—
	RSUs(4)	—	225,476	225,476	808,593
	PSUs(5)	—	808,593	808,593	2,425,827
	Health Payment(6)	—	8,543	8,543	12,815
	TOTAL	—	1,647,612	1,647,612	4,397,235
Cyrus D. Marter	Cash Severance(1)	—	807,982	807,982	1,931,929
	Bonus Payment(2)	—	190,942	190,942	190,942
	RSUs(4)	—	340,782	340,782	1,098,495
	PSUs(5)	—	1,626,441	1,626,441	2,314,861
	Health Payment(6)	—	22,066	22,066	33,099
	TOTAL	—	2,988,213	2,988,213	5,569,356
Dean Tinsley	Cash Severance(1)	—	706,169	706,169	1,704,674
	Bonus Payment(2)	—	187,911	187,911	187,911
	RSUs(4)	—	299,843	299,843	975,433
	PSUs(5)	—	1,420,228	1,420,228	2,037,397
	Health Payment(6)	—	22,066	22,066	33,099
	TOTAL	—	2,636,217	2,636,217	4,938,514
Sandra K. Garbiso	Cash Severance(1)	—	623,037	623,037	1,492,149
	Bonus Payment(2)	—	169,726	169,726	169,726
	RSUs(4)	—	204,6464	204,646	687,098
	PSUs(5)	—	943,456	943,456	1,398,877
	Health Payment(6)	—	22,066	22,066	33,099
	TOTAL	—	1,962,931	1,962,931	3,769,916

(1)
Upon termination without Cause or resignation for Good Reason (as such terms are defined in the Seventh A&R Severance Plan), our named executive officers are entitled to cash payment equal to their base salaries and 50% of target annual bonus (or, if greater, the average of the annual bonus earned

CIVITAS RESOURCES, INC. 2022 Proxy Statement	42

for the prior two years) or two times base salary and bonus in the case of Mr. Greager’s termination without Cause or one times base salary only in the case of Mr. Greager’s resignation with Good Reason. If such termination occurs within 12 months following a change in control, our named executive officers are entitled to cash payment equal to two times their base salaries and target annual bonus (or, if greater, the average of the annual bonus earned for the prior two years) or 2.5 times base salary and bonus with respect to Mr. Greager.
(2)
Represents payment of the named executive officer’s “target” annual bonus under the 2021 STIP.

(3)
Upon termination without Cause, all of Mr. Greager’s unvested inducement RSUs become fully vested. The accelerated vesting of these awards is based upon the closing price per share of our common stock on December 31, 2021, which was $48.97, multiplied by the number of RSU awards that would vest upon the occurrence of the event indicated. Upon resignation for Good Reason, all unvested inducement RSUs are forfeited.

(4)
Upon termination without Cause or resignation with Good Reason, a pro-rata portion of any RSUs that have not vested as of a named executive officer’s date of termination shall vest as of such termination date. The pro-rata portion is determined by a fraction, the numerator of which is (A) the number of days between the last scheduled vesting date of the applicable award and such executive’s date of termination and the denominator of which is (B) the number of days between such last scheduled vesting date and the final vesting date of the applicable award. In the event such termination occurs within 12 months following a change in control, any RSUs that have not vested as of the named executive officer’s date of termination shall fully vest as of such termination date. The accelerated vesting of the RSU awards is based upon the closing price per share of our common stock on December 31, 2021, which was $48.97, multiplied by the number of RSUs that would vest upon the occurrence of the event indicated. See “Compensation Discussion and Analysis — Elements of Our 2021 Compensation and Why We Pay for Each Element” above for further information.

(5)
Upon termination without Cause or resignation with Good Reason, a pro-rata portion of any PSUs that have not vested as of the named executive officer’s date of termination shall vest as of such termination date at target performance level. The pro-rata portion is determined by a fraction, the numerator of which is the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is the number of days in the Performance Period, provided that for Mr. Greager’s termination without Cause, the numerator is (A) the number of days between the grant date of the applicable award and Mr. Greager’s date of termination and the denominator of which is (B) the number of days between the grant date and the vesting date of each applicable award. In the event such termination occurs within 12 months following a change in control, any PSUs that have not vested as of the named executive officer’s date of termination shall fully vest as of such termination date at target performance level. The accelerated vesting of the PSUs is based upon the closing price per share of our common stock on December 31, 2021, which was $48.97, multiplied by the number of prorated PSUs that would vest upon the occurrence of the event indicated. See “Compensation Discussion and Analysis — Elements of Our 2021 Compensation and Why We Pay for Each Element” above for further information.

(6)
Represents the cost of Company-subsidized COBRA premiums for 12 months (24 months with respect to Mr. Greager) upon a termination without Cause or resignation for Good Reason, or in the event such termination occurs within 12 months following a change in control, 24 months for Mr. Greager, 18 months for Ms. Foschi, Ms. Garbiso and Messrs. DeMuth, Marter, and Tinsley.

(7)
Mr. Greager separated from the Company without cause following a change in control effective January 31, 2022. Mr. Greager received severance benefits worth $10,963,651, comprised of the following amounts, pursuant to the Eighth A&R Severance Plan: (i) $401,027 payment in respect of his annual cash bonus under the 2021 STIP; (ii) $2,400,000 payment representing 300% of his base salary; (iii) accelerated vesting of 99,225 RSUs and 49,569 PSUs (valued at $8,109,273 based upon the closing price per share of our common stock on January 31, 2022, which was $50.40); and (iv) Company reimbursement of 24 months’ COBRA premium costs equal to $53,351.

(8)
Mr. DeMuth separated from the Company without cause following a change in control effective November 1, 2021. Amounts in the table represent the actual value awarded upon termination pursuant to the Seventh A&R Severance Plan.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	43

Director Compensation

Our Board believes that attracting and retaining qualified independent directors is critical to the ongoing operation of our Company. Similar to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant to conduct an analysis of the independent director compensation.
Effective November 1, 2021, the Company’s Independent Director Compensation Program was completely revised. There is no longer any cash fee for serving as a director or a committee member. The cash fees for serving as chair of a committee are as follows:
Board/Committee	Committee Chair Compensation ($)
Audit Committee Chair	25,000
Compensation Chair	20,000
ESG Committee Chair	20,000
Nominating and Corporate Governance Chair	15,000
From January 1, 2021 through October 31, 2021, the independent director compensation program included cash retainer fees, listed in the table below.
Board/Committee	Board/Committee Chair Compensation ($)
Board Chair	93,750(1)
Board Member	75,000(1)
Audit Committee Chair	20,000
Audit Committee Member	10,000
Compensation Chair	15,000
Compensation Member	7,500
Nominating and Corporate Governance Chair	8,000
Nominating and Corporate Governance Member	4,000
EHS&RC and Reserves Chair	10,000
EHS&RC and Reserves Member	5,000
EHS Committee Chair	10,000
EHS Committee Member	5,000

(1)
Effective from April 1, 2020 through April 1, 2021, the Company’s Non-Executive Director Compensation Policy (the “Director Compensation Policy”) was amended to reduce the annual cash retainers paid to our non-executive chair and regular members of our Board. During that period, the non-executive chair annual cash retainer was $79,688, compared to its prior level of $93,750, and the regular director annual cash retainer was $63,750, compared to its prior level of $75,000.

Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	44

The following table provides information concerning the compensation of our independent directors for the fiscal year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Dividends Earned and Paid in Cash on Deferred RSUs(3)	Total ($)
Morris R. Clark(4)	$4,189.56	$0.00	$9,099.23	$13,288.79
James Craddock(5)	$49,384.62	$125,018.52	$0.00	$174,403.14
Benjamin Dell(4)	$0.00	$0.00	$9,099.23	$9,099.23
Carrie M. Fox (4)	$0.00	$0.00	$9,099.23	$9,099.23
Carrie L. Hudak (6)	$83,300.14	$300,031.77	$1,588.69	$384,920.60
Paul Keglevic (7)	$83,492.45	$125,018.52	$0.00	$208,510.97
Audrey Robertson (8)	$54,381.87	$125,018.52	$0.00	$179,400.39
Brian Steck (9)	$80,904.14	$331,268.91	$1,588.69	$413,761.74
James M. Trimble (10)	$0.00	$258,367.45	$1,588.69	$259,956.14
Jack Vaughn (11)	$18,187.50	$0.00	$0.00	$18,187.50
Scott Vogel (11)	$22,187.50	$0.00	$0.00	$22,187.50
Howard A. Willard III(4)	$3,351.65	$0.00	$9,099.23	$12,450.88
Jeffrey E. Wojahn (9)	$76,164.15	$300,031.77	$1,588.69	$377,784.61

(1)
Amounts reflect the independent directors’ annual retainer fees that were accrued and earned in 2021, including certain retainer fees for the fourth quarter of 2021 (through October 31, 2021) that were paid in the first quarter of 2022.

(2)
The amounts in the Stock Awards column represent the aggregate grant date fair value of RSU awards granted under our LTIP in 2021, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the independent director. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company’s financial statements can be found in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 7 to the financial statements, in each case, as set forth in the Company’s Form 10-K filed with the SEC on March 9, 2022.

No stock options were awarded to independent directors in fiscal 2021, and there were no outstanding stock options held by our independent directors as of December 31, 2021.
(3)
Reflects dividend equivalents paid in cash on RSUs to independent directors as of December 31, 2021.

(4)
Ms. Fox and Messrs. Clark, Dell, and Willard were appointed to the Board on November 1, 2021, in connection with the closing of the Extraction Merger and the Crestone Peak Merger. Also, on November 1, 2021, the Company’s independent director compensation program was revised, and there is no longer any cash fee for services as a director or a committee member. The director compensation program provides for cash fees for serving as chair of a committee. Mr. Clark’s fees for serving as Chair of the Audit Committee were prorated from November 1, 2021 through December 31, 2021. Mr. Willard’s fees for serving as Chair of the Compensation Committee were prorated from November 1, 2021 through December 31, 2021.

(5)
Mr. Craddock was appointed to the Board effective April 1, 2021, in connection with the HighPoint Merger. He served as a member of the Board, Nominating and Corporate Governance Committee, and ESG Committee. In connection with the closing of the Extraction Merger and the Crestone Peak Merger, Mr. Craddock resigned from the Board, Nominating and Corporate Governance Committee, and ESG Committee effective as of October 31, 2021. Mr. Craddock’s fees were prorated as a result of the change in annual cash retainer described in footnote 1 above, and his Board and Committee fees were also prorated from April 1, 2021 through October 31, 2021.

(6)
In connection with the HighPoint Merger, Ms. Hudak was appointed as a member of the Compensation Committee and as Chair of the ESG Committee, effective April 1, 2021. Effective November 1, 2021, in connection with the Extraction Merger and Crestone Peak Merger, Ms. Hudak resigned from the

CIVITAS RESOURCES, INC. 2022 Proxy Statement	45

Compensation Committee. In addition, on November 1, 2021, the Company’s independent director compensation program was revised, and there is no longer any cash fee for services as a director or a committee member. Ms. Hudak’s fees were prorated as a result of the changes in the annual cash retainer described in footnote 1 above, and the changes in her committee memberships during 2021.
(7)
In connection with the closing of the Extraction Merger and the Crestone Peak Merger, Mr. Keglevic resigned from the Board, Audit Committee, and Nominating and Corporate Governance Committee effective as of October 31, 2021. Mr. Keglevic’s fees were prorated as a result of the changes in the annual cash retainer described in footnote 1 above, and his Board and Committee fees were also prorated from January 1, 2021 through October 31, 2021.

(8)
Ms. Robertson was appointed to the Board effective April 1, 2021, in connection with the HighPoint Merger. She served as a member of the Board, Audit Committee, and Compensation Committee. In connection with the closing of the Extraction Merger and the Crestone Peak Merger, Ms. Robertson resigned from the Board, Audit Committee, and Compensation Committee effective as of October 31, 2021. Ms. Robertson’s fees were prorated as a result of the change in annual cash retainer described in footnote 1 above, and her Board and Committee fees were also prorated from April 1, 2021 through October 31, 2021.

(9)
In connection with the Extraction Merger and Crestone Peak Merger, the Company’s independent director compensation program was revised, and there is no longer any cash fee for services as a director or a committee member. Messrs. Steck and Wojahn’s fees were prorated as a result of the changes in the annual cash retainer described in footnote 1 above, and their Board and Committee fees were also prorated from January 1, 2021 through October 31, 2021.

(10)
Mr. Trimble was appointed to the Board on November 1, 2021, in connection with the closing of the Extraction Merger and the Crestone Peak Merger.

(11)
In connection with the closing of the HighPoint Merger on April 1, 2021, Messrs. Vaughn and Vogel resigned from the Board. Effective March 31, 2021, Mr. Vaughn resigned as a member of the Nominating and Corporate Governance Committee and ESG Committee; and Mr. Vogel resigned from the Audit Committee and Compensation Committee. The fees for Messrs. Vaughn and Vogel were prorated from January 1, 2021 through March 31, 2021.

Civitas’s director compensation program also includes RSU awards. Prior to November 1, 2021, the annual equity awards for all independent directors, except our Chair, had a grant date value of $125,000, determined based on the 30-day volume-weighted average price (“VWAP”) of the Company’s common stock for the period of time ending on the last trading day prior to the award’s grant date, and the annual equity award for the Chair had a grant date value of $156,250, determined using the same 30-day VWAP. The RSU awards were granted on the date of our annual stockholder meeting each year.
Effective November 1, 2021, the RSU award component of our independent director compensation was amended. Recognizing the decrease in the independent directors’ cash compensation (as described above), the increased size and scale of the Company, and in an effort to further align the interests of the independent directors with those of our stockholders, the grant-date fair value of the annual RSU awards was increased to $300,000, determined based on the Company’s 30-day VWAP. Further, the new awards are now structured so that one-quarter of the award vests each quarter, and dividends on both vested and unvested RSUs are paid out on a current basis (rather than accruing during the vesting period and not being paid out until the award vests). However, notwithstanding the quarterly vesting schedule, the shares underlying each RSU award will not be released to the independent director until the director leaves the Board. The RSUs that Extraction had previously granted to Ms. Fox and Messrs. Dell, Clark, and Willard, which were consistent with the structure described in this paragraph, were converted to RSUs that will settle in the Company’s stock. Carrie Hudak, Brian Steck, James Trimble, and Jeff Wojahn, were each granted new RSUs with a grant-date fair value of $175,000, determined based on the Company’s 30-day VWAP; these new RSUs were designed to cover the period of time from November 1, 2021 until the Company’s 2022 annual stockholder meeting.
On April 1, 2021, Jack Vaughn and Scott Vogel stepped off the Board in conjunction with the closing of the HighPoint Merger, and their RSUs vested on an accelerated basis. On the same day, Audrey Robertson

CIVITAS RESOURCES, INC. 2022 Proxy Statement	46

and James Craddock were elected to the Board and received (i) a regular director annual cash retainer as provided in the Company’s Director Compensation Policy, to be paid quarterly in arrears, (ii) a prorated annual equity award of RSUs vesting on the Company’s Annual Meeting date in 2021 with a grant date fair value (a) equal to $125,000 multiplied by a fraction, the numerator of which was equal to the number of days between the grant date and the Company’s Annual Meeting and the denominator of which was equal to 365 and (b) using the VWAP of the Company’s common stock during the 30 trading days immediately preceding the grant date of the award, and (iii) coincident with the Company’s Annual Meeting, participation in the annual equity grant cycle for independent, directors as provided in the Director Compensation Policy. On November 1, 2021, Ms. Robertson, Mr. Craddock, and Paul Keglevic stepped off the Board in conjunction with the Extraction and Crestone Peak Mergers, and their RSUs vested on an accelerated basis.
As of December 31, 2021, outstanding RSUs held by our current independent directors were as follows:
Name	RSUs Outstanding and Deferred(a) (#)	Market Value of Shares or Units of Stock That Have not Vested(b) ($)
Morris R. Clark	19,674	963,436
James Craddock	—	—
Benjamin Dell	19,674	963,436
Carrie M. Fox	19,674	963,436
Carrie L. Hudak	7,009	343,231
Paul Keglevic	—	—
Audrey Robertson	—	—
Brian Steck	9,902	386,961
James M. Trimble	3,435	168,212
Jack Vaughn	—	—
Scott Vogel	—	—
Howard A. Willard III	19,674	963,436
Jeffrey E. Wojahn	7,009	343,231

(a)
In the event of a change in control, all unvested RSUs will vest in full.

(b)
The market value is calculated using the closing price of our common stock on December 31, 2021, the last trading day of fiscal year 2021, as quoted by the NYSE.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	47

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table represents the securities authorized for issuance under our compensation plans, as of December 31, 2021.
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	751,719(1)	$34.36(2)	1,393,399(3)
Equity compensation plans not approved by security holders	722,340(4)(5)	N/A	2,622,460(6)
Total	1,474,059	—	4,015,859

(1)
Represents (i) 24,041 shares underlying outstanding stock options to purchase shares of the Company’s common stock, (ii) 314,496 RSUs, and (iii) 413,182 PSUs granted under the Company’s 2017 LTIP and 2021 LTIP. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% payout. See “Compensation Discussion and Analysis — Elements of Our 2021 Compensation and Why We Pay for Each Element” and “Grants of Plan-Based Awards Table; Footnote 9” above for further information.

(2)
The weighted-average exercise price relates solely to shares subject to outstanding stock options, as shares subject to RSUs and PSUs have no exercise price.

(3)
Represents securities available for issuance under our 2021 LTIP.

(4)
Consists of 58,910 unvested RSUs granted under the NYSE employment inducement award exemption to Mr. Greager in 2018. Each grant was approved by our Compensation Committee and disclosed in a press release. Under applicable NYSE Listing Rules, inducement grants are not subject to stockholder approval.

(5)
Represents 409,878 RSUs and 253,552 PSUs granted under the Extraction LTIP. Pursuant to the terms of the merger agreement between the Company and Extraction, all outstanding Extraction LTIP awards were converted to economically equivalent Civitas awards. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% payout. See “Outstanding Equity Awards at Fiscal Year End; Footnote 7” above for further information.

(6)
Represents securities available for issuance under the Extraction LTIP. New awards can only be granted to Civitas employees who were employees of Extraction prior to the merger. The term on the Extraction LTIP may not be extended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Steck, Willard and Wojahn are the current members of the Compensation Committee. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	48

COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board
Howard A. Willard III, Chair
Brian Steck, Member
Jeffrey E. Wojahn, Member

CIVITAS RESOURCES, INC. 2022 Proxy Statement	49

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is currently composed of four directors, Messrs. Clark, Wojahn, and Trimble and Ms. Hudak, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under “Corporate Governance—Audit Committee” and are more fully described in the charter which can be viewed on the Company’s website under “Corporate Governance.”
The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company’s financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee:
•
reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2021 with management and with the independent registered public accountants;

•
reviewed and discussed the Company’s system of internal controls;

•
required management to perform an evaluation and make an assessment of the effectiveness of the Company’s internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

•
reviewed and discussed the Company’s assessment of risk related to financial reporting;

•
provided oversight to the internal audit function;

•
reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company’s accounting policies, (ii) the quality, clarity, consistency, and completeness of the Company’s financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants’ independence, and (iv) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

•
discussed with management and with the independent registered public accountants the process by which the Company’s principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Deloitte in fiscal 2021 for audit services, tax services and all other services, are set forth in “Proposal Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees” below); and

•
considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE’s corporate governance rules.

With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Deloitte warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the

CIVITAS RESOURCES, INC. 2022 Proxy Statement	50

Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.
The Audit Committee meets regularly with management, the Company’s internal auditors, and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Based on the review and discussion referred to above, and in reliance on the information, opinions, reports, and statements presented to us by the Company’s management and Deloitte, we recommended to the Board that the December 31, 2021 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.
Audit Committee of
The Board of Directors
Morris R. Clark, Chair
Carrie L. Hudak, Member
James M. Trimble, Member
Jeffrey E. Wojahn, Member

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of April 14, 2022 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company, and (iv) all directors and executive officers as a group.
Except as otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company’s directors and executive officers is 555 17th Street, Suite 3700, Denver, Colorado 80202.
Name of Beneficial Owner	Common Stock Beneficially Owed	Warrants	Restricted Stock Units(1)(2)	Deferred Restricted Stock Units	Non- Qualified Stock Options	Total Stock and Stock-Based Holdings	Percentage of Class(3)
Significant Stockholders
Canada Pension Plan Investment Board(4)	21,422,919	0	0	0	0	21,422,919	25.2
Kimmeridge Energy Management Company, LLC(5)	11,644,497	0	0	0	0	11,644,497	13.7
BlackRock, Inc.(6)	9,830,257	0	0	0	0	9,830,257	11.6
The Vanguard Group(7)	6,578,579	0	0	0	0	6,578,579	7.7
FMR LLC(8)	4,957,263	0	0	0	0	4,957,263	5.8
Directors and Named Executive Officers
Morris A. Clark(9)	0	0	0	19,674	0	19,674	*
Benjamin Dell(9)	0	0	0	19,674	0	19,674	*
Carrie M. Fox(9)	0	0	0	19,674	0	19,674	*
Carrie L. Hudak(9)	11,365	0	3,574	3,435	0	18,374	*
Brian Steck(9)	22,068	0	4,467	3,435	0	29,970	*
James M. Trimble(9)	26,882	0	0	3,435	0	30,317	*
Howard A. Willard(9)	0	0	0	19,674	0	19,674	*
Jeffrey E. Wojahn(9)	18,195	0	3,574	3,435	0	25,204	*
Marianella Foschi(10)(11)	3,226	955	19,895	0	0	24,076	*
Sandra K. Garbiso(10)	13,846	0	19,183	0	0	33,029	*
Cyrus D. Marter IV(10)	43,712	0	29,129	0	12,380	72,841	*
Dean Tinsley(10)	27,739	0	25,689	0	0	53,528	*
All current directors and executive officers as a group (14 persons)	170,864	955	134,502	92,436	12,380	411,137	*

*
Less than 1%.

(1)
Includes shares under outstanding RSUs that directors and executive officers may acquire within 60 days from April 14, 2022 as follows: (i) Ms. Hudak, 3,574 shares; (ii) Mr. Steck, 4,467 shares; (iii) Mr. Wojahn 3,574 shares; (iv) Ms. Garbiso, 4,225; (v) Mr. Marter, 6,956 shares; and (vi) Mr. Tinsley, 6,085 shares.

(2)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected April 14, 2022 as the determination date.

(3)
Based on 84,941,558 shares of common stock outstanding as of April 14, 2022.

(4)
According to a Schedule 13D filed with the SEC on November 12, 2021 by Canada Pension Plan Investment Board (“CPPIB”) and CPPIB Crestone Peak Resources Canada Inc. (“CP Canada”),

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CPPIB has, with respect to Civitas Resources’ common stock, sole power to vote no shares, shared voting power over 21,422,919 shares, sole power to dispose of no shares, and shared power to dispose of 21,422,919 shares. CP Canada has, with respect to Civitas Resources’ common stock, sole power to vote no shares, shared voting power over 21,398,753 shares, sole power to dispose of no shares, and shared power to dispose of 21,398,753 shares. The 13G/A contained information as of November 1, 2021, and may not reflect current holdings of Civitas Resources’ common stock. The address of CPPIB and CP Canada is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W, Canada.
(5)
According to a Schedule 13D filed with the SEC on December 6, 2021 and a Form 13F filed on February 22, 2022, Kimmeridge Energy Management Company, LLC (“Kimmeridge”) has, with respect to Civitas Resources’ common stock, sole power to vote 11,644,497 shares, shared voting power over no shares, sole power to dispose of 11,644,497 shares, and shared power to dispose of no shares. The Form 13F contained information as of December 31, 2021, and may not reflect current holdings of Civitas Resources’ common stock. The address of Kimmeridge is 412 West 15th Street — 11th Floor, New York, NY 10011. Mr. Dell is a Managing Member of Kimmeridge.

(6)
According to a Schedule 13G filed with the SEC on March 9, 2022 by BlackRock, Inc. (“BlackRock”), Blackrock has, with respect to Civitas Resources’ common stock, sole power to vote 9,732,603 shares, shared voting power over no shares, sole power to dispose of 9,830,257 shares, and shared power to dispose of no shares. The 13G contained information as of February 28, 2022 and may not reflect current holdings of Civitas Resources’ common stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(7)
According to a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”), Vanguard has, with respect to Civitas Resources’ common stock, sole voting power over no shares, shared voting power over 53,609 shares, sole power to dispose of 6,479,518 shares, and shared power to dispose of 99,061 shares. The 13G/A contained information as of December 31, 2021, and may not reflect current holdings of Civitas Resources’ common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
According to a Schedule 13G/A filed with the SEC on February 9, 2022 by FMR LLC (“FMR”), FMR has, with respect to Civitas Resources’ common stock, sole power to vote 340,359 shares, shared voting power over no shares, sole power to dispose of 4,957,163 shares, and shared power to dispose of no shares. The 13G/A contained information as of December 31, 2021, and may not reflect current holdings of Civitas Resources’ common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(9)
Director of the Company. See “Director Compensation” above for further information.

(10)
Named executive officer of the Company.

(11)
Includes 637 Tranche A Warrants issued at a price of $91.91 and 318 Tranche B Warrants issued at a price of $104.45.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.
To our knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent shareholders under Section 16(a) were timely filed during the year ended December 31, 2021, except that Director James Trimble’s holdings were inadvertently omitted from his original Form 3 filed on November 2, 2021, which was corrected with a Form 3/A filed on December 1, 2021.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	53

TRANSACTIONS WITH RELATED PERSONS
Procedures for Review, Approval and Ratification of Related Person Transactions

An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any “Related Party” has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Party” includes:
•
a director or director nominee of the Company;

•
an executive officer of the Company;

•
a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

•
a person who is an immediate family member or sharing the household of any of the foregoing; or

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company’s proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.
The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company’s participation in such transactions under the Company’s Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:
•
any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•
director compensation which is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•
any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation, or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party’s interest in the transaction, and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company’s filings with the SEC to be disclosed in accordance with applicable laws, rules, and regulations.

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Related Party Transactions

From January 1, 2021 to the present, there was no transaction or series of transactions, nor is there currently any proposed transaction, to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors or executive officers, which are described in “Compensation Discussion and Analysis.”

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PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board is not classified, and all directors serve annual terms until their successors are duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors of the Company to serve for a one-year term beginning at the Annual Meeting and expiring at the annual meeting to be held in 2023.
Benjamin Dell
Morris R. Clark
Carrie M. Fox
Carrie L. Hudak
Brian Steck
James M. Trimble
Howard A. Willard III
Jeffrey E. Wojahn
Each of the nominees currently serve as a director of the Company. Biographical information for each nominee is contained in the “Directors and Executive Officers” section above.
Under the Company’s Director Resignation Policy, a nominee director must submit to the Chair of the Nominating and Corporate Governance Committee a conditional letter of resignation that will become effective only if (i) such director-nominee receives a Majority Withheld Vote, and (ii) the Board accepts the resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will act on the tendered resignation and publicly disclose its decision within 90 days of the stockholder meeting. If the Board does not accept such incumbent director’s resignation, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected. See “Corporate Governance — Plurality Voting for Directors; Director Resignation Policy.”
The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
The Board unanimously recommends that stockholders vote “FOR” Proposal One and approve the election of the director nominees.

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PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the year ending December 31, 2022. The Board is submitting the selection of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate, and replace the Company’s auditors. The stockholders’ ratification of the appointment of Deloitte does not limit the authority of the Audit Committee to change auditors at any time, if it determines that such a change would be in the best interests of the Company or our stockholders.
Audit and Other Fees

The following tables set forth the aggregate fees paid by the Company for audit and other permitted services provided by Deloitte for the years ended December 31, 2021 and 2020:
Deloitte
Description	2020 ($)	2021 ($)
Audit Fees(1)	668,248	1,707,292
Audit-Related Fees(2)	200,000	1,169,626
Tax Fees(3)	364,023	645,911
All Other Fees	—	—
Total	1,232,271	3,522,829

(1)
Services rendered in 2020 and 2021 include auditing our financial statements included in the Company’s Annual Report filed on Form 10-K and our internal controls over financial reporting and quarterly reviews of our interim financial statements filed on Form 10-Q.

(2)
Includes fees for audits of, and related to, attest engagements, comfort letters, and similar items.

(3)
Represents professional services in connection with research, consultation, and assistance with tax matters related to the acquisitions of HighPoint Resources Corporation, Extraction Oil & Gas, Inc. and CPPIB Crestone Peak Resources America Inc.

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of the independent auditor’s audit, tax, and other services. The Audit Committee pre-approved 100% of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees”, and “All Other Fees” incurred during 2020 and 2021.
Audit and Non-Audit Services Pre-Approval Policy.   The Audit Committee has adopted a Pre-Approval Policy (the “Policy”) for the approval of services of the independent registered public accounting firm (“Independent Auditor”). This Policy outlines the scope of services the Independent Auditor may provide to the Company. The Audit Committee must pre-approve the audit and non-audit services performed by its Independent Auditor in order to assure that the provision of such service does not impair the Independent Auditor’s independence. Before the Company engages an Independent Auditor to render any non-audit service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to the Policy. The Policy also specifies certain non-audit services that are prohibited from being performed by its Independent Auditor.
The Policy describes the Audit, Audit-Related, and Tax services, and All Other Services that have the pre-approval of the Audit Committee. The term of any pre-approval is twelve months from the date of

CIVITAS RESOURCES, INC. 2022 Proxy Statement	57

pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations. The Audit Committee shall review the Policy annually with management and its Independent Auditor for purposes of assuring its continued appropriateness and compliance with applicable listing standards, including regulations of the SEC and Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Independent Auditor.
The Company’s management shall inform the Audit Committee of each service performed by the Independent Auditor pursuant to the Policy or performed in violation of the Policy. Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the Independent Auditor and the Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.
The Company expects that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
The Board unanimously recommends that stockholders vote “FOR” Proposal Two and approve the ratification of the selection of Deloitte as the independent registered public accountant of the Company for 2022.

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PROPOSAL THREE:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”). Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain, and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:
•
performance-based and time-based equity awards, weighted predominantly to performance-based, incorporating a three-year vesting period to emphasize long-term performance and named executive officer commitment and retention;

•
annual performance-based cash awards incorporating operational, financial, and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives — such awards impose maximum payouts to further manage risk and mitigate the possibility of excessive payments;

•
double-trigger requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination without cause or resignation for good reason is required in connection with a change in control);

•
stock ownership policy to further align the interests of our named executive officers with the interests of our stockholders; and

•
a policy requiring recoupment of certain incentive compensation paid to named executive officers under circumstances wherein named executive officers’ conduct constitutes “Detrimental Conduct” under the policy.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. As an advisory vote, Proposal Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.
We are asking stockholders to vote “FOR” the following resolution:

CIVITAS RESOURCES, INC. 2022 Proxy Statement	59

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies, and procedures and the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in the proxy statement.”
The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Three. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
The Board unanimously recommends that the stockholders vote “FOR” Proposal Three and approve the compensation of the named executive officers of the Company on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

CIVITAS RESOURCES, INC. 2022 Proxy Statement	60

OTHER MATTERS
Stockholder Proposals; Identification of Director Candidates

Any stockholder of the Company who desires to submit a proposal for action at the 2023 Annual Meeting of Stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 27, 2022, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.
A stockholder proposal, including a stockholder nominating a person for election as a director, not included in our proxy statement for the Annual Meeting of Stockholders will be ineligible for presentation at the Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder’ s notice must be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days in advance of the first anniversary of the date of the Company’s proxy statement release to stockholders for the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting or if no annual meeting was held during the previous year, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to the Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company’s principal executive office by the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For purposes of our bylaws, “public announcement” means disclosure in a press release reported by Dow Jones News Service, Associated Press, or a comparable national news service, in a document publicly filed by the Company with the SEC or in a notice pursuant to the applicable rules of an exchange on which the Company’s securities are then listed.
To be in proper form, a stockholder’s notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company’s books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) the number of the Company’s shares that are owned beneficially by such stockholder as of the date of submission, (c) the full name of the proposed candidate, (d) complete biographical information for the proposed candidate, including a description of the proposed candidate’s business experience for at least the previous five years, (e) a description of the proposed candidate’s qualifications as a director, (f) in the case of a nomination of director(s), (i) a description of all agreements, arrangements, or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC, and (iii) the nominee(s)’ written consent to serve as a director if elected, and (g) in the case of other business proposed to be brought before the annual meeting (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business, and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof, the Chief Executive Officer, or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.
It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate, and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal, and other challenges that face a U.S. independent oil and

CIVITAS RESOURCES, INC. 2022 Proxy Statement	61

gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period. The Board is committed to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills, and experiences. In general, the Nominating and Corporate Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Governance Committee also will review the information required of such nominees pursuant to our bylaws.
The Nominating and Corporate Governance Committee’s charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting, and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.
In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.
Written requests for inclusion of any stockholder proposal, including with respect to any director candidates recommended by stockholders, should be addressed to Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.
Solicitation of Proxies

Solicitation of proxies on behalf of the Company may be made via the Internet, by mail or by personal interview or telephone by officers, directors, and employees of the Company, who will not receive any additional compensation for such solicitation activities. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have also engaged Alliance Advisors (“Alliance”) to assist us with the solicitation of votes. We will pay Alliance a base fee of $9,000, plus customary costs and expenses for these services.
Stockholder List

In accordance with the Delaware General Corporation Law and the Company’s bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.
Proxy Materials, Annual Report and Householding

The Company’s Annual Report to Stockholders for the year ended December 31, 2021, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders

CIVITAS RESOURCES, INC. 2022 Proxy Statement	62

sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 555 17th Street, Suite 3700, Denver, Colorado, 80202, Attention: Investor Relations, 303.312.8155. We will promptly deliver a separate copy to you upon request.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING TO BE HELD ON JUNE 1, 2022:
A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 555 17th STREET, SUITE 3700, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS. THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE ALSO AVAILABLE ON OUR WEBSITE AT www.civitasresources.com.
VOTING METHODS
Voting over the Internet.  For shares of stock that are registered in your name, you may vote by Internet by following the instructions set forth on the enclosed proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. Votes submitted by Internet must be received by 11:59 p.m., Eastern Daylight Time, on Tuesday, May 31, 2022. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return your proxy card. The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers.
Voting by Telephone.  Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the proxy card. Votes submitted by telephone number must be received by 11:59 p.m. Eastern Daylight Time, on Tuesday, May 31, 2022. Telephone voting is available 24 hours a day. If you vote via the telephone, you do not need to return your proxy card. The telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from telephone companies.
Voting by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.
Voting at the Meeting.  If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. If you are considered a stockholder of record you have the right to vote online at the Annual Meeting. If you are considered the beneficial owner and you wish to vote at the Annual Meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote those share online at the Annual Meeting.
For further information concerning stockholders of record and beneficial owners see “GENERAL INFORMATION — Stockholders of Record and Beneficial Owners” above.
Forward-Looking Statements

This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include matters to be presented at the Annual Meeting; amount and allocation of forecasted capital expenditures; executive sessions of the Board; director attendance at the Annual Meeting; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and

CIVITAS RESOURCES, INC. 2022 Proxy Statement	63

impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE, OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING, AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.
By Order of the Board,
Cyrus D. Marter IV
Secretary
Denver, Colorado
April 26, 2022

CIVITAS RESOURCES, INC. 2022 Proxy Statement	64

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01) Benjamin Dell
02) Morris R. Clark
03) Carrie M. Fox
04) Carrie L. Hudak
05) Brian Steck
06) James M. Trimble
07) Howard A. Willard III
08) Jeffrey E. Wojahn

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000562167_1 R1.0.0.24

CIVITAS RESOURCES, INC.C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P O BOX 1342BRENTWOOD, NY 11717Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1 234567 8234567 8234567 8234567 8234567 8234567 8 111OF2 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CIVI2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAMETHE COMPANY NAME INC. - COMMONTHE COMPANY NAME INC. - CLASS ATHE COMPANY NAME INC. - CLASS BTHE COMPANY NAME INC. - CLASS CTHE COMPANY NAME INC. - CLASS DTHE COMPANY NAME INC. - CLASS ETHE COMPANY NAME INC. - CLASS FTHE COMPANY NAME INC. - 401 KTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:xTHIS PROXY CARD IS VALID CONTROL # →SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345PAGE1OF2KEEP THIS PORTION FOR YOUR RECORDS ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ForWithholdFor AllTo withholdauthority to vote for anyAllAllExceptindividualnominee(s),mark “ForAllThe Board ofDirectors recommends you vote FORExcept” andwritethe number(s) ofthenominee(s) on thelinebelow.the following:0001. Electionof DirectorsNominees01) BenjaminDell02) Morris R. Clark03) Carrie M. Fox04) Carrie L. Hudak06) James M.Trimble07) Howard A. Willard III08) Jeffrey E. WojahnThe Board of Directors recommends you vote FOR the following proposals:2.Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2022. 3.To approve, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 02000000000005) Brian SteckForAgainst Abstain000000 R1.0.0.241 _ 0000562167 Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Please sign exactly as your name(s) appear(s) hereon. When signing asInvestor Address Line 5John Sampleattorney, executor, administrator, or other fiduciary, please give full1234 ANYWHERE STREETtitle as such. Joint owners should each sign personally. All holders mustANY CITY, ON A1A 1A1sign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.SHARESCUSIP #JOB #SEQUENCE #Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.comCIVITAS RESOURCES, INC.Annual Meeting of StockholdersJune 1, 2022 12:00 Noon (MDT)The Annual Meeting of Stockholders of the Company to be held June 1, 2022The undersigned hereby appoints Cyrus D. Marter IV and Marianella Foschi, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of Civitas Resources, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 1, 2022, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting, including concerning any adjournment of the meeting.R1.0.0.242 _ 0000562167 Continued and to be signed on reverse side